      As filed with the Securities and Exchange Commission on June 30, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                  COPE, INC.
                (Name of small business issuer in its charter)

                                ---------------

           Delaware                            7370                      87-0427731
   (State or jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)        Classification Code Number)    Identification No.)

                                Grundstrasse 14
                           6343 Rotkreuz Switzerland
                                 4141-798-3344
  (Address and telephone number of principal executive offices and principal place of business)

                                ---------------
                                 Adrian Knapp
                                Grundstrasse 14
                          6343 Rotkreuz, Switzerland
                                 4141-798-3344
           (Name, address and telephone number of agent for service)

                                  Copies to:

            Daniel K. Donahue, Esq.                     Thomas S. Ward, Esq.
             Thomas C. Bacon, Esq.                     Wendell C. Taylor, Esq.
       Oppenheimer Wolff & Donnelly LLP                   Hale and Dorr LLP
      500 Newport Center Drive, Suite 700                  60 State Street
            Newport Beach, CA 92660                       Boston, MA 02109
                (949) 719-6000                             (617) 526-6000

                                ---------------
   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                          Proposed
                                                             Proposed      maximum
                                               Amount        maximum      aggregate   Amount of
          Title of each class of               to be      offering price  offering   registration
       securities to be registered         registered(1)   per share(2)   price(2)       fee
-------------------------------------------------------------------------------------------------
Common Stock, $.001 par value............  700,000 Shares      $33       $23,100,000   $6421.80
-------------------------------------------------------------------------------------------------
Total....................................  700,000 Shares      $33       $23,100,000   $6421.80
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Includes shares the Underwriters will have the option to purchase solely to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The shares registered hereby are being sold for Euros, the official currency of the European Monetary Union. All financial information in this table has been calculated based on a Euro-U.S. dollar exchange rate of
    0.96 Euros to one U.S. dollar as of June 25, 1999.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities, and we are not soliciting offers to buy these       +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                      Subject to completion June    , 1999

PROSPECTUS

                                 600,000 Shares

                                   COPE, INC.

                                  Common Stock

   We are offering 400,000 shares of common stock and an existing stockholder is offering 200,000 shares of common stock. We will not receive any of the proceeds from the shares sold by the selling stockholder. All of the shares are being offered to non-U.S. persons outside the United States. Our common stock is traded on the OTC Bulletin Board under the symbol "COPE." Our common stock is also traded on the over-the-counter market (Freiverkehr) of the Berlin Stock Exchange and Hamburg Stock Exchange under the security number [WKN] 876 954. On June 25, 1999, the last reported sale price of our common stock on the OTC Bulletin Board was $29.00. As of June 25, 1999, the last reported sales of our common stock on the Berlin and Hamburg Stock Exchanges took place on June 24, 1999 at a price of (Euro)24.00 ($25.00). However, we consider our common stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our common stock. We have applied to list our common stock on the NASDAQ National Market System under the symbol "COPE" and on the Neuer Markt of the Frankfurt Stock Exchange under the symbol "CVX."

   Please see "Risk Factors" beginning on page 6 to read about certain factors you should consider before buying shares of our common stock.

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                                Underwriting
                   Price to    Discounts And   Proceeds to      Proceeds to
                    Public     Commissions(1)     COPE      Selling Stockholder
                 ------------- -------------- ------------- -------------------
   Per Share.... (Euro)        (Euro)         (Euro)           (Euro)
   Total(2)..... (Euro)        (Euro)         (Euro)           (Euro)

(1) We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(2) Before deducting expenses we will pay, estimated to be approximately
          .

   Our Chairman of the Board, Adrian Knapp, and our Chief Executive Officer, Stephan Isenschmid, have granted Norddeutsche Landesbank Girozentrale the right to purchase up to an additional 100,000 shares to cover any over-allotments. Norddeutsche Landesbank Girozentrale expects to deliver the shares to the purchasers within 30 calendar days from the initial listing on the Neuer Markt. Norddeutsche Landesbank Girozentrale may exercise the over allotment option within 30 calendar days of the initial listing on the Neuer Markt.

                      Norddeutsche Landesbank Girozentrale

Trinkaus & Burkhardt KGaA                             BANK JULIUS BAR & CO. AG

             The date of this Prospectus is                  , 1999

   No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by COPE. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of COPE since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in each state.

                     PRESENTATION OF FINANCIAL INFORMATION

   Unless otherwise specified, all references to "U.S. dollars," "dollars" or "$" are to United States dollars, the legal currency of the United States of America. All references to "Sfr" are to Swiss francs, the legal currency of Switzerland, and all references to "(Euro)" or "euro" are to the Euro, the legal currency of the European Union. As of June 25, 1999, the Euro-U.S. dollar exchange rate was .96 Euros for one U.S. dollar and the Swiss franc-U.S. dollar exchange rate was 1.53 Swiss francs for one U.S. dollar.

   Our financial statements are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

   Unless otherwise specified, fiscal 1996 refers to the financial year ended December 31, 1996, fiscal 1997 refers to the financial year ended December 31, 1997 and fiscal 1998 refers to the financial year ended December 31, 1998.

   The sale of the offered shares will be settled in Euros and the offering
price is (Euro)     per share. However, to provide for a consistent financial
presentation, the disclosure concerning our application of the net proceeds of this offering is set forth in U.S. dollars and assumes an offering price of
$    per share based on a Euro-U.S. dollar exchange rate of .96 Euros for one
U.S. dollar as of June 25, 1999.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
Market for Common Stock and Related Stockholder Matters..................  14
Dividend Policy..........................................................  14
Use of Proceeds..........................................................  15
Dilution.................................................................  16
Capitalization...........................................................  17
The Company..............................................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  19
Business of COPE.........................................................  25
Management...............................................................  32

                                                                           Page
                                                                           ----
Principal Stockholders and Beneficial Ownership of Management.............  36
Description of Securities.................................................  37
Anti-Takeover Provisions..................................................  38
Book-Entry-Only Issuance of Common Stock Trading on German Exchanges......  40
Taxation..................................................................  40
Underwriters..............................................................  45
Internet Subscriptions....................................................  46
The Neuer Markt...........................................................  46
Shares Eligible for Future Sale...........................................  48
Legal Matters.............................................................  48
Experts...................................................................  48
Available Information.....................................................  49
Index to Financial Statements............................................. F-1

                               PROSPECTUS SUMMARY

   You should read this summary together with the more detailed information and financial statements and notes appearing elsewhere in this Prospectus. Most financial figures are denominated in U.S. dollars and are designated by the symbol $, however some financial figures are denominated in Euros and are designated by the symbol (Euro).

                                  The Company

   We are a provider of enterprise data storage and security consulting, services and solutions to customers located primarily in Western Europe. Our business consists of the analysis, design and implementation of storage and security systems that integrate the software and hardware products that best meet the identified objective. We generate revenue from three primary sources:

  . providing consulting services in connection with the initial analysis of a client's data storage and/or security needs and designing of a system best suited to meet those needs;

  . the sale and implementation of the desired system; and

  . providing ongoing consulting and other services in connection with the maintenance of the system, including improving and adding to the system to keep pace with the clients' changing needs and improvements in technology.

   We generally provide our data storage and security systems on a turn-key basis and purchase for resale the software and hardware components made part of the systems solutions. We resell software and hardware products offered by the major vendors in the data storage and security industry, including:

   .Advanced Digital Information                  .Legato Systems
   .Ascend Communications                         .Oracle
   .Cisco Systems                                 .Overland Data
   .Compaq Computer                               .Sony
   .Data General                                  .Storage Technology
   .EMC Corp                                      .Sun Microsystems
   .IBM                                           .Veritas Software

   Following our acquisition of Hicomp Software Systems GmbH on April 19, 1999, we also offer our own proprietary storage software products, Hiback and Hibars. We provide our enterprise data storage and security systems and solutions to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located primarily in Germany, Switzerland, and Austria.

   Our goal is to become the leading independent provider of enterprise data storage and security services and solutions in Western Europe. The key elements of our strategy are:

  . Emphasize Consulting Services. By emphasizing the quality of our consulting services, we believe that we can establish and foster a reputation in Western Europe as a leading provider of enterprise data storage and security services and solutions.

  . Foster a Reputation for Independence. We intend to foster the reputation and image of an independent organization firm dedicated exclusively to providing storage and security services and solutions to the enterprise data storage market only.

  . Expand Through Targeted Acquisitions. We intend to aggressively seek out and acquire high quality independent consulting firms throughout Western Europe.

                                  The Offering

 Common stock outstanding prior to
  this offering...................  3,595,751 shares(1)

 Common stock offered(2):

    By COPE.......................  400,000 shares

    By the selling stockholder....  200,000 shares

        Total.....................  600,000 shares

 Common stock to be outstanding
  after the offering..............  3,995,751 shares

 Use of proceeds..................  We intend to use the net proceeds from the offering for acquisitions and working
                                    capital, repayment of indebtedness, and
                                    research and development.

 Dividend Policy..................  We do not plan to pay dividends in the foreseeable future. Because we are an
                                    emerging enterprise, we will use all
                                    earnings to fund our ongoing operation and
                                    the growth of the business.

 Proposed NASDAQ National Market
  System symbol...................  COPE

 Proposed Neuer Markt symbol......  CVX

--------
(1) Does not include options and warrants outstanding as of the date of this Prospectus to purchase an aggregate of 304,803 shares of common stock.

(2) Does not include the right of Norddeutsche Landesbank Girozentrale to purchase up to an additional 100,000 shares of common stock from our Chairman and Chief Executive Officer, Adrian Knapp and Stephan Isenschmid, respectively, to cover any over-allotments.

                             Summary Financial Data

   The income statement data set forth below for the years ended December 31, 1998, 1997 and 1996 are derived from the audited financial statements included elsewhere in this Prospectus. The balance sheet information as of March 31, 1999 and the income statement data as of March 31, 1999 and 1998 are derived from the unaudited financial statements included elsewhere in this Prospectus.

                                                              Three Months Ended
                               Year Ended December 31,             March 31,
                         ----------------------------------- ---------------------
                            1998        1997        1996        1999       1998
                         ----------- ----------- ----------- ---------- ----------
Statement of Operations
 Data:
Total revenue........... $29,059,150 $17,916,171 $12,515,123 $8,537,914 $4,640,835
Cost of sales...........  20,281,131  12,817,738   8,829,711  5,673,756  3,167,524
Operating expenses......   7,685,600   4,557,179   3,275,185  2,616,275  1,397,085
Net income..............   1,011,571     632,897     315,823    161,080    101,765
Basic earnings per
 share..................        0.34        0.23        0.12      0.051      0.036
Weighted average shares
 outstanding............   2,936,589   2,740,833   2,700,000  3,152,861  2,862,000

                                                            March 31, 1999
                                                      --------------------------
                                                        Actual    As Adjusted(1)
                                                      ----------- --------------
Balance Sheet Data:
Working capital (deficit)............................ $  (72,614)
Total assets.........................................  12,587,647
Total liabilities....................................   9,404,695
Stockholders' equity.................................   3,182,952

--------
(1) As adjusted to give effect to the sale of         shares of common stock
    sold by us at a public offering price of $      per share, after deducting
    underwriting discounts and estimated offering expenses, and our application of the net proceeds as described under "Use of Proceeds."

                                  RISK FACTORS

   This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this Prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

We are a Rapidly Growing Company and our Failure to Properly Manage Growth may Adversely Affect our Financial Performance

   We have grown significantly since 1996, with increases in revenues from $12.5 million in 1996 to $17.9 million in 1997 and $29.1 million in 1998. We also added substantial operations through our acquisition of Forum GmbH on June 25, 1998, and conducted a slight shift in strategic focus by adding a proprietary line of software products through our Hicomp acquisition. In addition, we intend to pursue an aggressive growth strategy. Our growth and our acquisitions of Forum and Hicomp have strained our management team, our consulting and services divisions, internal information systems and other resources. We cannot assure you that we will succeed in effectively managing our existing operations or our anticipated growth, which could adversely affect our business, operating results or financial condition.

Our Business is Dependent on our Ability to Resell Hardware and Software Products Manufactured by Third Parties, but We Have No Long Term Agreements with any of Those Parties

   We do not develop or manufacture most of the products we sell to our customers. Instead, we contract to deliver our information systems, including most of the software and hardware, on a turn-key basis pursuant to fixed price contracts. Accordingly, we are substantially dependent on several third party product suppliers, particularly the manufacturers and distributors of the software and hardware products we sell to our customers. We do not have written agreements with many of our suppliers and the written agreements we do have tend to be short term in nature and are subject to termination by the supplier on short notice. This risk is further enhanced by the fact that we also compete with some of these third party product suppliers in the provision of data storage and security services and solutions to the European market. In the event a key supplier terminates its relationship with us, or should we be compelled to do the same, our business, operating results or financial condition may be adversely affected.

We Intend to Engage in Future Acquisitions that may Dilute our Stockholders, Cause Us to Incur Debt and Assume Contingent Liabilities

   As part of our business strategy, we intend to review acquisition prospects that would complement our current product and service offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth opportunities. Pursuant to this strategy, we acquired Forum in June 1998 and Hicomp in April 1999. While we have no current agreements or negotiations underway with respect to any specific acquisitions, we may acquire businesses, products or technologies in the future. Such actions by us could materially adversely affect our results of operations and the price of our common stock. Acquisitions also entail numerous risks, including:

  . difficulties in assimilating acquired operations, technologies or products;

  . unanticipated costs associated with the acquisition;

  . unanticipated assumption of unknown liabilities, unpaid or deferred taxes, and other claims;

  . diversion of management's attention from other business concerns;

  . adverse effects on existing business relationships with suppliers and customers;

  . risks of entering markets in which we have no or limited prior experience; and

  . potential loss of key employees of acquired organizations.

   These factors could materially adversely effect our business, results of operations or financial condition and the price of our common stock. We expect to finance any future acquisitions with cash, debt or stock, or a combination thereof. To the extent we issue shares of stock or rights to purchase shares of stock in connection with any future acquisition, the holdings of current stockholders may be diluted.

Our Markets Are Highly Competitive

   The data storage and security market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. Our major competitors are vendors of information management software and hardware products, including Compaq Computer Corp, EMC Corp, Hewlett Packard, Storage Technology and Unisys Corp, some of which are significant suppliers to us. We also experience significant competition from other independent consulting and engineering firms.

   Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than us. We also expect that competition will increase as a result of future software industry consolidations, which have occurred in the information technology market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that such competitors or alliances may emerge and rapidly acquire significant market shares. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results or financial condition.

   We compete for client contracts, we also compete for qualified technical engineers and consultants. Our future success depends in significant part upon the continued service of our key technical personnel and our continuing ability to attract and retain highly qualified technical engineers, consultants and management. Competition for such personnel is intense, and there can be no assurance that we can retain our key technical and managerial employees or that we can attract and retain other highly qualified technical personnel in the future.

We Must Keep Pace with the Rapidly Changing Product Requirements of Our
Customers

   Technology and customer needs change rapidly in the data storage and security industry, which requires ongoing technological development and introduction of new products. We believe our future success will depend, in part, on our ability to anticipate and adapt to such changes and to offer, on a timely basis, products and services that meet our customers' demands. Our inability to develop or provide on a timely basis new products and services or enhancements to existing products and services, or the failure of such products and services or enhancements to achieve market acceptance, could materially adversely affect our business, operating results or financial condition.

Significant Fluctuations in Quarterly Operating Results

   Our operating results may fluctuate significantly in the future. Many factors may cause such fluctuations, including:

  . The timing of introductions or enhancements of data storage and security products and services by us or our competitors;

  . Employee hiring and retention, particularly with respect to sales and consulting personnel and the key personnel of operations acquired by us;

  . The pace of development of the technology underlying the data storage and security industry and our continued access to such technology;

  . Lengthy sales and implementation cycles of our data storage and security solutions;

  . Our expansion into additional international markets and market segments;

  . Our ability to successfully integrate operations acquired by us;

  . Changes in pricing policies by us or our competitors;

  . Changes in strategy;

  . Changes in the level of operating expenses to support projected growth;
    and

  . General economic conditions.

   We tend to experience greater revenues and earnings in the fourth quarter of the calendar year and the least amount of revenue and earnings in the first quarter. In addition, our sales and implementation cycles vary substantially from customer to customer and can extend over two or more quarters. This adds to the unpredictability of our revenues. However, our expense levels, other than for costs of goods sold, are relatively fixed. Because of this, our net income may be lower than expected if we experience an unanticipated decline in revenue for a particular quarter. As a result of these factors, revenues and earnings for any quarter may vary significantly and we do not believe that period-to-period comparisons of our financial performance are necessarily meaningful. Fluctuations in our operating results may also result in volatility in the price of our common stock. It is likely that in some future quarters our revenue or operating results will be below the expectations of the public market analysts or investors. If that happens, the price of our stock may decline.

There Are Risks Related to Product Defects

   Computer software and hardware products and systems often contain undetected errors. Despite extensive testing prior to sale, our data storage and security solutions have in the past contained errors that were discovered only after they were sold. Errors or performance problems may also be discovered in the future. If a customer detects a defect after implementation in the future, the customer could experience loss of sales and damage to its brand or reputation, which in turn may lead to damages claims against us.

   Although our sales agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, we do not know if these limitations of liability are enforceable or would otherwise protect us from certain liability for damages to a customer resulting from a defect in one of our solutions. Although we maintain liability insurance covering certain damages arising from implementation and use of our solutions and products, we do not know if this insurance would cover any claims brought against us for lost profits or any other economic damage suffered by our customers. Any product liability or other claims brought against us, if successful and of sufficient magnitude, could materially adversely affect our business, operating results or financial condition.

We Have Few Proprietary Rights

   We hold no patents. We believe that with the exception of our Hiback and Hibars software, most of the technology used by us in the design and implementation of our storage and security solutions is generally known and available to others. Consequently, apart from the advantages afforded by our Hiback and Hibars software, others can design and implement storage and security solutions substantially equivalent to ours. With regard to our Hiback and Hibars software, we rely on a combination of confidentiality agreements and trade secret law to protect the confidentiality of such information. In addition, we restrict access to confidential information on a "need to know" basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information.

   While we have registered or applied for the registration of the mark "COPE" and other marks in Switzerland and elsewhere, we have not applied for the registration of the "COPE" mark in the United States. If we applied to register the "COPE" mark in the United States, there can be no assurance that we would be able to obtain trademark protection for the COPE name in the U.S. Moreover, there are several third parties that hold trademark registrations for the mark "COPE" in the United States. While we do not believe that we infringe on any of these trademark registrations, it is possible that one or more of the these trademark holders may claim that we are violating their trademark rights.

   If our trademark or other proprietary rights are violated, or if a third party claims that we violate their trademark or other proprietary rights, we may be required to engage in litigation. Proprietary rights litigation tends to be costly and time consuming. Bringing or defending claims related to our proprietary rights may require us to redirect our human and monetary resources to address those claims. There can be no assurance that any such litigation will not have a material adverse impact on our business, operating results or financial condition or the price of our stock. In addition, in the event someone claims that we are infringing on their U.S. trademark rights to the mark "COPE," we may be required, or we may choose, to change our corporate name.

We Have No Specific Plans for a Large Portion of the Proceeds

   Approximately    % of the net proceeds from the offering are allocated
toward unspecified acquisitions and working capital. As a result, our management will have the discretion to allocate a large portion of the net proceeds of this offering to uses the stockholders may not deem desirable. Further, we may not be able to invest these proceeds to yield a significant return.

We May Be Subject to a Claim in Arbitration

   On August 24, 1995, American Diagnostica, Inc., a private company located in Greenwich, Connecticut, filed a civil action against us in Connecticut for money damages alleging our wrongful termination of an agreement entered into with American Diagnostica in May 1993. The circumstances underlying the complaint occurred prior to our acquisition of COPE Holding AG and were undertaken by our prior management at a time when we were engaged in the business of research and development of certain health and medical products. In its complaint, American Diagnostica alleged that we were indebted to American Diagnostica for damages in an unspecified amount, plus punitive damages, attorneys' fees and interest. In December 1995, we moved the court for an order compelling American Diagnostica to submit the dispute to arbitration in California. In September 1996, the court granted our motion and stayed all proceedings pending the conclusion of mandatory arbitration in California. As of the date of this Prospectus, no arbitration proceeding has been commenced by either party. However, American Diagnostica may attempt to initiate arbitration proceedings in the future. No assurance can be made as to the ultimate outcome of any arbitration and it is possible that American Diagnostica might be successful in obtaining a significant judgment against us.

We Are Subject to the Risks Associated with Currency Fluctuations

   Virtually all of our sales are denominated in Euros or Swiss Francs. However, a significant amount of our cost of sales (i.e. hardware and software purchases) are denominated in US dollars. Consequently, our cost of doing business is directly affected by changes in the exchange rate amongst these currencies. Although we typically enter into forward exchange contracts covering fifty percent (50%) of our cost of sales in order to partially mitigate the adverse effects of currency exchange fluctuations, changes in currency rates in the future could have a material adverse affect on our business, operating results or financial condition.

We Are Subject to Risks Associated with the Euro Conversion

   On January 1, 1999, 11 of the 15 member countries of the European Union ("EU") established fixed conversion rates between their existing sovereign currencies and the Euro, and adopted the Euro as their common legal currency on that date. We currently denominate many of our transactions in Euros. Euro conversion is expected to generally increase cross-border price transparency among the participating countries and result in a more competitive European market. We are uncertain as to the effect, if any, that Euro conversion will have on our ability to sell our products and services in the European market. Euro conversion could potentially impact our pricing strategies and the demand for our services and products in the European market, lead to increased competition within the European market for the services and products sold by us, or impact our relationships with vendors and licensors. As a result of competitive pressures, we could also potentially be required to denominate future transactions in Euros and incur currency risk and conversion costs as a result. There can be no assurance that Euro conversion will not have a material adverse effect on our business, operating results or financial condition.

We Are Subject to Risks Associated with International Operations

   A component of our long-term strategy is to expand into a number of European markets. However, we may not be able to market, sell and deliver successfully our services outside Germany, Switzerland, Austria and the other areas we presently serve. In addition, we will be subject to certain risks inherent in conducting business internationally, including:

  . unexpected changes in regulatory requirements;

  . export restrictions, tariffs and other trade barriers;

  . problems in collecting accounts receivable;

  . currency fluctuations;

  . seasonal reductions in business activity; and

  . potentially adverse tax consequences.

Any of these factors could adversely affect our international operations and could have a material adverse effect on our current or future business, operating results or financial condition.

Risks Associated with the Year 2000 Problem

   Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. Although we believe that our systems are Year 2000 compliant, we do utilize third-party equipment and software that may not be Year 2000 compliant. Failure of such third-party equipment or software to operate properly with regard to the Year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, operating results or financial condition.

Dependence on Our Key Personnel

   Our success depends to a significant degree upon the continued services of Adrian Knapp, our Chairman of the Board and Executive Vice President, and Stephan Isenschmid, our Chief Executive Officer and President. In addition, we need to retain our sales and consulting personnel and hire additional qualified personnel as needed. Competition for such personnel, particularly qualified engineers, is intense. The loss of the services of any key personnel, as well as the failure to recruit and train additional personnel in a timely manner, could materially adversely affect our business, operating results or financial condition.

No Immediate Plans to Pay Cash Dividends

   We have never declared or paid cash dividends on our capital stock and we do not expect to declare or pay any cash dividends for the foreseeable future. Earnings, if any, will be retained to fund development and expansion. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the board of directors may deem relevant.

Control by Existing Stockholders May Limit Your Ability to Influence the Outcome of Director Elections and Certain Transactions

   Upon the completion of this offering, COPE's present directors and executive officers and their respective affiliates will beneficially own approximately 65.6% of the outstanding common stock (63.1% if the overallotment option is exercised in full). As a result, these stockholders, if they act together, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have veto power with respect to any stockholder action or approval requiring a majority vote.

Certain Provisions in Our Corporate Charter and Bylaws, as Well as Applicable Regulations, May Discourage Take-Over Attempts and thus Depress the Market Price of Our Stock

   Certain provisions of our Certificate of Incorporation, Bylaws, and Delaware law may be deemed to have an anti-takeover effect. Such provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests. For example, our Certificate of Incorporation allows our board of directors to issue additional shares of common stock or establish one or more classes or series of preferred stock, having rights, preferences and limitations as determined by the board of directors without stockholder approval.

   In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which prohibits a publicly-held Delaware corporation from engaging in certain business combinations with interested stockholders for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Finally, in connection with our listing on the Neuer Markt of the Frankfurt Stock Exchange, we are required to comply with the German Takeover Code, which regulates mergers, consolidations and tender offers. Compliance with both the Delaware Code and the German Code could have the effect of delaying, deterring or preventing a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

Certain Provisions in Our Corporate Charter and Bylaws May Effect The Rights of Common Stockholders

   Our Board of Directors has the authority to issue up to an additional 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. No shares of preferred stock are currently outstanding, however, any shares of preferred stock issued by our Board of Directors may contain rights and preferences adverse to the voting power and other rights of the holders of common stock.

We Do Not Have an Active Market for Our Common Stock

   Our common stock is traded on the OTC Bulletin Board under the symbol "COPE" and on the over-the-counter market (Freiverkehr) of the Berlin Stock Exchange and Hamburg Stock Exchange under the security number [WKN] 876 954. On
June 25, 1999, the last reported sale price of the common stock on the OTC Bulletin Board was $29.00 per share. As of June 25, 1999, the last reported sales of our common stock on the Berlin and Hamburg Stock Exchanges took place on June 24, 1999 at a price of (Euro)24.00 ($25.00). However, we consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. Although we intend to list our common stock on the NASDAQ National Market System and the Neuer Markt, an active market for our common stock may not develop. In addition, the stock market in general, and the stocks of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.

The Underwriters Are Not NASD Member Firms and Will Not Trade Our Common Shares on the NASDAQ National Market System

   Following the completion of this offering, our common shares will trade on the Frankfurt Stock Exchange, "Neuer Markt" and the NASDAQ National Market System. However, none of the underwriters are members of the NASD and, consequently, are not allowed to act as market makers on the NASDAQ/NMS. As such, the underwriters will not be in a position to organize an orderly market for our common shares traded on the NASDAQ/NMS. We expect that those NASD member firms that presently make a market in our common shares on the OTC Bulletin Board will continue to serve as market makers for our common shares on the NASDAQ/NMS. However, there can be no assurance that an orderly market will develop for our common shares on the NASDAQ/NMS or that the trading in our common shares on the NASDAQ/NMS will not have an adverse effect on the trading in our common shares on the Frankfurt Stock Exchange, "Neuer Markt".

Changes in Government Regulations

   Our business, results of operations and financial condition could be adversely affected if laws, regulations or standards relating to our products or services were newly implemented or changed.

Dilution

   Because our common stock has in the past been sold at prices substantially less than the public offering price that you will pay, you will suffer
immediate dilution of $      per share in pro forma net tangible book value.
The exercise of outstanding options and warrants may result in further dilution.

Shares Eligible for Future Sale

   No prediction can be made as to the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price for our common stock prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock. Upon completion of the offering, based on shares outstanding on June 25, 1999 and without giving effect to the exercise of the overallotment option, we will have outstanding 3,995,751 shares of common stock. Approximately 1,154,881 shares will be tradable without restriction or further registration under the 1933 Act by persons other than our "affiliates," including shares which will be eligible for immediate sale in the public market without restriction pursuant to Rule 144(k) under the 1933 Act. As of the closing of this offering, the remaining approximately 2,840,870 shares of common stock will be "restricted securities" (as defined in Rule 144 under the 1933 Act), and may be sold under Rule 144 subject to the holding period, volume limitations and other restrictions under Rule 144. Approximately 2,840,870 of such shares of common stock are subject to lock-up agreements under which the holders of such shares have agreed with the representative of the underwriters not to sell or otherwise dispose of any of such shares for a period of up to 12 months following the date of this Prospectus, subject to certain limited exceptions.

Special Note Regarding Forward-Looking Statements

   This Prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Factors." These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results or to changes in our expectations.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

   Our common stock trades on the OTC Bulletin Board under the symbol "COPE." Our common stock also trades on the over-the-counter market (Freiverkehr) of the Berlin and Hamburg Stock Exchanges under the security number [WKN] 876 954. The following table shows the high and low bid prices of our common stock for the periods indicated as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. All share prices are adjusted to reflect the one for 58 reverse split of the common stock effected in August 1998.

                                                                   High   Low
                                                                  ------ ------
   1997:
   First quarter................................................. $10.88 $ 3.63
   Second quarter................................................ $ 9.28 $ 3.63
   Third quarter................................................. $10.88 $ 3.48
   Fourth quarter................................................ $11.02 $ 4.06

   1998:
   First quarter................................................. $10.88 $ 4.64
   Second quarter................................................ $11.60 $ 6.38
   Third quarter................................................. $12.63 $ 7.25
   Fourth quarter................................................ $20.25 $10.37

   1999
   First quarter................................................. $41.00 $18.00
   Second quarter (through June 25, 1999)........................ $35.00 $24.25

   As of June 25, 1999, COPE had approximately 343 record holders of its common stock.

                                DIVIDEND POLICY

   COPE has never declared nor paid any cash dividends on its capital stock. COPE currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon COPE's financial condition, results of operations, capital requirements, general business condition and such other factors as the Board of Directors may deem relevant.

                                USE OF PROCEEDS

   The net proceeds to us from the sale of 400,000 shares of common stock in
this offering are estimated to be approximately $     million ($         ), at
an assumed public offering price of $             and after deducting
underwriting discounts and commissions and estimated offering expenses of
$               payable by us.

   We expect to use the net proceeds for yet unidentified acquisitions and
working capital ($         ) and repayment of bank debt ($2,500,000). We also
intend to apply $300,000 towards research and development.

   The amounts actually expended for such working capital and other expenses may vary significantly and will depend on a number of factors, including the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. We have no current plans, agreements, or commitments with respect to any specific acquisition, and are not currently engaged in any negotiations with respect to any such transaction. Pending such uses, the net proceeds from this offering will be invested in short-term, interest-bearing, investment-grade securities.

                                    DILUTION

   Our net tangible book value per share was $0.89 based upon our consolidated balance sheet as of March 31, 1999, without giving any effect to any changes after March 31, 1999. "Net tangible book value" per share represents the amount of our tangible assets, less the amount of liabilities, divided by the number of shares of common stock outstanding. After deducting the estimated offering expenses payable by us, the pro forma net tangible book value per share at
March 31, 1999, will be approximately $   . The current stockholders will thus
benefit from an immediate increase in net tangible book value per share of
$   . There will be an immediate dilution to new investors of approximately
$     per share.

   The following table illustrates the dilution to investors in this offering on a per share basis as of March 31, 1999 assuming the sale of offered shares
at $     per share:

     Offering price per share......................................        $
       Net tangible pro forma book value per share before
        offering...................................................  $0.89
       Increase per share attributable to payments made by new
        investors..................................................  $
     Pro forma net tangible book value per share after offering....        $
                                                                           ---
     Dilution in net tangible book value per share offered hereby..        $

                                 CAPITALIZATION

   The following table sets forth as of March 31, 1999 (i) our actual capitalization and (ii) our capitalization as adjusted to give effect to the sale of 400,000 shares of common stock offered by us at an assumed public
offering price of $      per share (after deducting estimated underwriting
discounts and commissions and estimated offering expenses). This table should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

                                                            March 31, 1999
                                                        -----------------------
                                                                        As
                                                        Actual(1)   Adjusted(2)
                                                        ----------  -----------
Shareholders' equity:
  Common stock, $.001 par value:
   30,000,000 shares authorized, actual and as
    adjusted; 3,152,861 shares issued and outstanding
    actual; and          shares issued and outstanding,
    as adjusted........................................ $    3,153    $
Additional paid in capital.............................    506,031
Cumulative translation adjustment......................   (134,892)
Retained earnings......................................  2,808,660
                                                        ----------    ------
    Total shareholders' equity.........................  3,182,952
                                                        ----------    ------
    Total capitalization............................... $3,182,952    $
                                                        ==========    ======

--------
(1) Excludes: (i) 297,400 shares of common stock reserved for issuance upon exercise of options outstanding at a weighted average exercise price of $18.01 per share as of March 31, 1999; (ii) 29,793 shares of common issuable upon exercise of warrants outstanding at an exercise price of $7.54 per share as of March 31, 1999; and (iii) an aggregate of 102,600 shares of common stock reserved for future issuance under the 1998 Stock Option Plan.

(2) As adjusted to give effect to the sale of          shares of common stock
    sold by us at a public offering price of $       per share, after deducting
    underwriting discounts and estimated offering expenses, and our application of the net proceeds therefrom.

                                  THE COMPANY

   COPE, Inc. is a Swiss-based provider of enterprise data storage and security consulting, services and solutions. COPE, Inc. was formed under the laws of the State of Utah on October 7, 1985 under the name Harrier, Inc. On June 6, 1990, the company reorganized as a Delaware corporation and from 1990 until September 1998 the company was operated by predecessor management as a developer and marketer of health, fitness and medical products. In September 1998, the predecessor management of COPE, Inc. (which was then known as Harrier, Inc.) completed a series of transactions by which the company discontinued all operations and divested itself of substantially all of its assets and liabilities and, at the same time, acquired all of the outstanding capital shares of COPE Holding AG, a Swiss stock corporation engaged in the business of enterprise data storage. It was at this time that the company changed its name to COPE, Inc.

   COPE Holding AG was formed as a Swiss stock corporation in 1991 by Adrian Knapp and Stephan Isenschmid under the name of COPE AG. On March 25, 1998, COPE AG changed its name to COPE Holding AG. COPE Holding AG then founded a wholly-owned subsidiary under the name of COPE AG and transferred substantially all of its assets and liabilities to the newly-formed subsidiary as of the same date.

   Pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998 between COPE, Inc. (which was known at the time as Harrier, Inc. and operated by predecessor management) and the shareholders of COPE Holding AG, including Messrs. Knapp and Isenschmid, COPE, Inc. (i) amended its Certificate of Incorporation to (a) changed its name to COPE, Inc., and (b) reverse split its outstanding shares of common stock on a one for 58 basis; and (ii) issued 2,862,000 shares (post-split) of its common stock (which at the time represented 91.4% of the issued and outstanding common stock) to the shareholders of COPE Holding AG in exchange for all of the issued and outstanding capital shares of COPE Holding AG. Following the reorganization, the stockholders of COPE Holding AG became the controlling stockholders of COPE, Inc. and COPE Holding AG became its wholly-owned subsidiary.

   Unless the context otherwise requires, the term "COPE" refers to the Delaware corporation known as COPE, Inc., its wholly-owned subsidiary, COPE Holding AG and the wholly-owned subsidiaries of COPE Holding AG: COPE AG, a Swiss stock corporation, COPE GmbH, a German stock corporation, COPE GesmbH, an Austrian stock corporation, and Hicomp Software Systems GmbH, a German stock corporation. The executive offices of COPE are located at Grundstrasse 14, 6343 Rotkreuz, Switzerland; telephone + 41 41 798 3344.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   This "Management's Discussion and Analysis of Financial Condition and Results of Operations" (i) should be read in conjunction with COPE's financial statements, the notes thereto and the other financial data included elsewhere in this Prospectus and (ii) includes forward-looking statements which involve risks and uncertainties. COPE's actual results may differ materially from the results predicted by such forward-looking statements due to various factors, including but not limited to those which are discussed below and elsewhere in this Prospectus.

Overview

   General. COPE is a Swiss-based provider of data storage and security services and solutions. COPE presently conducts business throughout Germany, Switzerland and Austria.

   COPE Reorganization. On September 25, 1998, COPE consummated a series of transactions (referred to as the "COPE Reorganization") undertaken pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998 ("Reorganization Agreement") by and among COPE, Inc., COPE Holding AG, a Swiss corporation, and the stockholders of COPE Holding AG ("COPE Stockholders"). Pursuant to the Reorganization Agreement, COPE, Inc., among other things, (i) effected a one for 58 reverse split of its shares of common stock issued and outstanding immediately prior to the close of the COPE Reorganization, thus reducing its issued and outstanding shares of common stock to approximately 270,654; (ii) sold a controlling interest in its only subsidiary, Glycosyn Pharmaceuticals, Inc., a Delaware corporation, and otherwise divested itself of substantially all of its assets and liabilities on hand immediately prior to the close of the COPE Reorganization; and (iii) issued 2,862,000 shares (post-split) of its common stock in exchange for all of the outstanding capital shares of COPE Holding AG.

   Since the COPE Stockholders owned approximately 91.4% of the outstanding shares of the common stock of COPE, Inc. after giving effect to the COPE Reorganization, COPE Holding AG was deemed the accounting acquiror and COPE, Inc.'s acquisition of COPE Holding AG has been accounted for as a reverse merger under the purchase method. Accordingly, from an accounting standpoint, COPE Holding AG's equity is carried forward as the equity of the combined entity. COPE Holding AG is assumed to have acquired COPE, Inc. and therefore the assets and liabilities of COPE, Inc. as they existed immediately prior to the consummation of the COPE Reorganization after giving effect to the consummation of the transactions under the Glycosyn Agreements, have been recorded at fair value as required by the purchase method. This adjustment reflects the elimination of COPE Inc.'s equity and accumulated deficit.

   Forum Acquisition. On June 25, 1998, COPE GmbH, a wholly-owned subsidiary of COPE Holding AG, acquired all of the capital shares of Forum GmbH ("Forum"), a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations." Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. On March 30, 1999, Forum was merged into COPE GmbH.

   Hicomp Acquisition. On April 19, 1999, COPE acquired Hicomp Software Systems GmbH ("Hicomp"), a German software company. Pursuant to a Sale and Assignment of Business Shares entered into on December 21, 1998 between COPE and Mr. Uwe Hinrichs, the president and sole shareholder of Hicomp, COPE issued 420,000 shares of common stock in exchange for all of the outstanding capital shares of Hicomp. The Hicomp acquisition will be accounted for as a pooling of interests. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility. COPE also granted Mr. Hinrichs certain securities registration rights pursuant to which he is entitled to sell up to 200,000 shares of his common stock alongside COPE within the framework of a secondary public offering on the Frankfurt Stock Exchange,

"Neuer Markt", at the earliest 90 days after the date of COPE's acquisition of Hicomp. Mr. Hinrichs granted COPE a purchase option, expiring June 30, 2000, to acquire all of the capital shares of two U.S. corporations owned by Mr. Hinrichs which are engaged in the business of distributing the Hiback and Hibars software in the U.S.

   Currency Exchange Rates. COPE regularly enters into certain financial commitments payable in Swiss Francs, the unit of currency of Switzerland. All Swiss Franc based amounts are designated by the symbol SFr. As of June 25, 1999, the Swiss Franc-Dollar exchange rate was 1.53 Swiss Francs to 1 U.S. Dollar.

   Although COPE reports its results in US dollars, virtually all of its sales are denominated in other currencies, primarily, Swiss francs and Euros. A significant amount of COPE's cost of sales (i.e., hardware and software purchases) on the other hand, are denominated in US dollars. Consequently, COPE's cost of doing business is directly affected by any changes in the exchange rate between the US dollar, on the one hand, and the Swiss Franc or Euro, on the other hand. The financial position and results of operations of COPE and its foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of COPE and its subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

   COPE typically enters into forward exchange contracts covering fifty percent (50%) of its hardware and software purchases for its client contracts in order to mitigate the adverse effects of currency exchange fluctuations. However, these actions generally provide only a partial mitigation of the adverse effects of changes in currency rates and there can be no assurance that changes in currency rates in the future will not have a material adverse affect on COPE's business, operating results or financial condition and results of operations.

Results of Operations

Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998

   Net Revenue. During the three months ended March 31, 1999, COPE had net revenue of $8,537,914 which amounts to an increase of 84% over the net revenue of $4,640,835 during the prior year period. The increase in net revenue is due in part to COPE's acquisition of Forum, which was acquired on June 25, 1998 and has been included in the consolidated quarterly results for periods subsequent to June 25, 1998. COPE believes that approximately $3,600,000 of the increase in revenue over the prior year period is attributable to the acquisition of Forum. Sales of services (revenue from stand-alone consulting services) increased approximately 159% during the three months ended March 31, 1999 over the prior year period reaching $1,282,607 in 1999, as compared to $495,348 in 1998. This increase is the result of COPE's decision to emphasize sales of services because of its potential for higher profit margins.

   Cost of Sales. During the three months ended March 31, 1999, cost of sales increased by 79.1% to $5,673,756 compared to $3,167,524 for the prior year period, representing 78.2% and 76.4%, respectively, of total revenue from the sale of solutions. The increase in cost of sales as a percentage of total revenue from the sale of solutions is the result of smaller margins for products sold in Germany and a general margin erosion for hardware products. Cost of sales consists exclusively of the cost of software and hardware acquired for resale.

   Gross Profit. COPE's gross profit margin for the three months ended March 31, 1999 was 33.5% compared to 31.7% for the prior year period. The increase is primarily attributable to the large internal growth in sales of services as a percentage of total revenue.

   Selling, General, Administrative and Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net revenue increased between the three months ended March 31, 1999 (29.2%) and the prior year period (27.6%). The increase is primarily attributable to the hiring of additional personnel necessary to support the growth in sales of services.

Fiscal 1998 Compared to Fiscal 1997

   Net Revenue. During the year ended December 31, 1998, COPE had net revenue of $29,059,150, which amounts to an increase of 62% over the net revenue of $17,916,171 during the prior year period. The increase in net revenue is due in part to the consolidation of Forum, which was acquired on June 25, 1998 and has been included in the consolidated operating results for the periods subsequent to June 25, 1998. Forum had net revenue of $9,040,477 for the period June 25, 1998 through December 31, 1998. Without giving effect to the consolidation of Forum, COPE had a 12% increase in net revenue during the year ended
December 31, 1998 over the prior year period.

   Sales of solutions (revenue from resale of software and hardware components along with associated consulting services) increased 53% during the year ended December 31, 1998 over the prior year period reaching $25,411,976 as compared to $16,605,175 in 1997. The principal reason for the increase in sales of solutions is the acquisition of Forum. Without giving effect to the consolidation of Forum, COPE had 3% increase in sales of solutions during the year ended December 31, 1998 over the prior year period.

   Sales of services (revenue from stand-alone consulting services) increased 178% during the year ended December 31, 1998 reaching $3,647,174 as compared to $1,310,996 for the prior year period. Without giving effect to the consolidation of Forum, COPE had a 123% increase in sales of services during the year ended December 31, 1998 over the prior year period. This increase is the result of COPE's decision to emphasize sales of services because of its potential for higher profit margins.

   Cost of Sales. During the year ended December 31, 1998, cost of sales increased by 58% to $20,281,131 compared to $12,817,738 for the prior period, representing 69.8% and 71.5% of the total revenues, respectively. The cost of sales as a percentage of net revenue (total of "sales solutions" and "sales services") decreased during the year ended December 31, 1998 because sales of services increased as a percentage of net revenue from 7.3% up to 12.6%. Cost of sales consists exclusively of COPE's cost for the software and hardware acquired for resale as part of its information systems solutions.

   Gross Profit. COPE's gross profit margin for the year ended December 31, 1998 was 30.2% compared to 28.5% for the prior year period. The increase in gross margin is due to COPE's strategy of emphasizing the sale of higher margin stand alone consulting and integration services.

   Selling, General, Administrative and Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net sales increased between the year ended December 31, 1998 (25.0%) and the prior year period (24.2%). This trend is the consequence of COPE's strategy to increase sales of services which required that COPE hire additional service and consulting personnel.

   Fiscal 1997 Compared to Fiscal 1996

   Net Revenue. During the year ended December 31, 1997, COPE had net revenue of $17,916,171, which amounts to an increase of 43% over the net revenue of $12,515,123 during the prior year period as a result of further increase in market share.

   Sales of solutions increased 40% during the year ended December 31, 1997 over the prior year period reaching $16,605,175 as compared to $11,834,701 in 1996. This increase is primarily due to a significant increase in market share in Germany and Austria. Net revenue in these markets grew by approximately 83% in 1997 as compared to growth of approximately 40% in 1996.

   Sales of services increased 92% during the year ended December 31, 1997 reaching $1,310,996 as compared to $680,422 for the prior year period. This increase is due to increased demand for consulting services as a result of greater market share.

   Cost Of Sales. During the year ended December 31, 1997, cost of sales increased by 45.2% to $12,817,738 compared to $8,829,711 for the prior year period, representing 71.5% and 70.6% of the total revenues, respectively. Cost of sales consists exclusively of COPE's cost for the software and hardware acquired for resale as part of its information systems solutions.

   Gross Profit. COPE's gross profit margin for the year ended December 31, 1997 was 28.5% compared to 29.4% for the prior year. The slight decrease in gross margin is due in part to an increase in hardware costs. A portion of the increase in hardware costs is due to a stronger U.S. dollar during 1997 as compared to the Swiss franc as almost all of the purchases of hardware are U.S. dollar denominated. Gross margins in Switzerland and Austria increased in 1997 over those of 1996 as a result of the increase in the sale of services as a percentage of overall revenues.

   Selling, General, Administrative And Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net revenues was substantially unchanged between fiscal 1997 (24.2%) and fiscal 1996 (23.5%).

Liquidity and Financial Condition

   COPE's historical working capital requirements include the financing of all costs involved in the design, implementation and sale of information systems. COPE generally contracts to deliver information systems, including all software and hardware, on a turn-key basis pursuant to fixed price contracts. Consistent with industry practice, COPE generally is not able to obtain significant up-front or progress payments on its contracts providing for the design, implementation and sale of information systems. Accordingly, COPE is generally required to finance its clients' contracts, including the purchase of the software and hardware components of the information systems. As of March 31, 1999, COPE had established short-term overdraft facilities under which COPE and its subsidiaries could borrow up to $2,600,563. Amounts drawn down under these facilities are due on demand and collateralized by accounts receivable of COPE and life insurance policies on the major shareholders, Mr. Adrian Knapp and Mr. Stephan Isenschmid, for $342,700 each. COPE has been successful to date in securing extensions on its lines for purposes of financing certain client contracts as needed, however there can be no assurance that COPE will continue to do so in the future.

   As of March 31, 1999, COPE had a working capital deficit of approximately $72,614, compared to a working capital position of $773,162 as of March 31, 1998. The principal reasons for the decrease in working capital is the increase in short-term borrowings which were used to purchase Forum and additional equipment. As of March 31, 1999, COPE had approximately $700,000 available for borrowing under existing lines of credit at a weighted average interest rate of approximately 3%.

   While COPE believes that its available working capital, including presently available credit lines, is adequate for its current working capital requirements, COPE believes that it will require significant additional working capital in order to finance continued growth. COPE believes that the proceeds from this offering, together with its existing capital resources, will be sufficient to meet its capital requirements and finance its continued growth for at least the next twelve months. However, if its capital requirements vary materially from those currently planned, COPE may require additional financing sooner than anticipated. Additional financing may not be available when needed on terms favorable to COPE or at all.

Year 2000 Issue

   The Year 2000 issue is the result of computer programs, microprocessors, and embedded date reliant systems using two digits rather than four to define the applicable year. If such programs are not corrected, date data concerning the Year 2000 could cause many systems to fail, lock up or generate erroneous results. COPE considers a product to be "Year 2000 compliant" if the product's performance and functionality are unaffected by processing of dates prior to, during and after the Year 2000, but only if all products (for example hardware, software and firmware) used with the product properly exchange accurate date data with it).

   COPE believes that it may be possible that litigation may be brought against vendors, including COPE, of all component products of systems that are unable to properly manage data related to the Year 2000. COPE's agreements with customers and end users typically contain provisions designed to limit COPE's liability for such claims. It is possible, however, that these measures will not provide protection from liability claims, as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. Any such claims, with or without merit, could result in a material adverse effect on COPE's business, operating results or financial condition, customer satisfaction issues and potential lawsuits.

   COPE is identifying Year 2000 dependencies in its accounting software in Germany and other systems, equipment, and processes and is implementing changes to such systems, updating or replacing such equipment, and modifying such processes to make them Year 2000 compliant. COPE is continuing to assess its internal Year 2000 issues and is in the process of remediation of the critical systems. While management believes COPE's current accounting software systems in the other countries of operations are Year 2000 compliant, COPE intends to upgrade all those systems during fiscal 1999, and will insure that Year 2000 compliance is a major factor in the selection of the appropriate accounting software package. COPE has also initiated formal communications with many of its significant suppliers and financial institutions to evaluate their Year 2000 compliance plans and state of readiness and to determine whether any Year 2000 issues will impede the ability of such suppliers to continue to provide goods and services to COPE. As a general matter, COPE is vulnerable to any failure by its key suppliers to remedy their own Year 2000 issues, which could delay shipments of essential components, thereby disrupting or halting COPE's operations. Further, COPE also relies, both domestically and internationally, upon governmental agencies, utility companies, telecommunication service companies and other service providers outside of COPE's control. There is no assurance that such suppliers, governmental agencies, financial institutions, or other third parties will not suffer business disruption caused by a Year 2000 issue, and there is little practical opportunity for COPE to test or require Year 2000 compliance from many of those large agencies, companies or providers. Such failures could have a material adverse effect on COPE's business, financial condition and results of operations. Additionally, COPE is communicating with its large customers to determine the extent to which COPE is vulnerable to those third parties' failure to remedy their own Year 2000 issues.

   COPE anticipates that its internal systems, equipment and processes will be substantially Year 2000 compliant by the end of October 1999. A formal budget has not been established, and the cost to COPE of achieving Year 2000 compliance is evolving; however, it is not currently expected to have a material effect on COPE's financial condition or results of operations. COPE has to date spent approximately $30,000 to upgrade computer software and hardware to insure Year 2000 compliance. COPE anticipates that the cost of Year 2000 compliant software (including the upgraded accounting software noted above) is not likely to exceed $50,000, (excluding the costs of the Year 2000 compliance problems associated with COPE's vendors, customers, financial institutions and government agencies noted above) although COPE believes that a significant amount of the total expenditures would be capitalized and depreciated over the useful life of the applicable asset, such as computer hardware or software replaced to keep pace with technological advances. COPE estimates that Year 2000 compliance charges will be paid from existing working capital, and that the total Year 2000 compliance budget is approximately 50% of COPE's total IT expenditures. While COPE currently expects that the Year 2000 issue will not pose significant internal operational problems, delays in COPE's remediation efforts, or a failure to fully identify all Year 2000 dependencies in the systems, equipment or processes of COPE or its vendors, customers or financial institutions could have material adverse consequences, including delays in the manufacture, delivery or sale of products. Therefore, COPE is considering the development of contingency plans along with its remediation efforts for continuing operations in the event such problems arise.

Euro Conversion

   On January 1, 1999, eleven of the fifteen member countries of the European Union ("EU") established fixed conversion rates between their existing sovereign currencies and the Euro, and adopted the Euro as their common legal currency. A significant portion of COPE's transactions will be denominated in Euros. COPE has successfully adapted its information systems and practices to accommodate the Euro in those EU member countries in which it offers its services. Moreover, the content within the financial information distributed by

COPE (notably security quotations) has successfully begun to be denominated in Euro, commencing on January 1, 1999.

   Euro conversion is expected to generally increase cross-border price transparency among the participating countries and result in a more competitive European market. COPE is uncertain as to the effect, if any, that Euro conversion will have on its ability to sell its products and services in the European market. Euro conversion could potentially impact pricing strategies and demand for COPE's services in the European market, lead to increased competition within the European market for the specific types of services sold by COPE, or impact COPE's relationships with vendors and licensors. As a result of competitive pressures, COPE could also potentially be required to denominate future transactions in Euros and incur currency risk and conversion costs as a result. There can be no assurance that Euro conversion will not have a material, adverse effect on COPE's business, operating results or financial condition.

Forward Looking Statements

   This Prospectus contains certain forward-looking statements that are based on COPE's beliefs as well as assumptions made by and information currently available to COPE. When used herein, the words "believe," "expect," "anticipate," "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to those risks, uncertainties and assumptions included in the section "Risk Factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company cautions stockholders of COPE and potential investors not to place undue reliance on any such forward-looking statements, all of which speak only as of the date made.

                                BUSINESS OF COPE

General

   COPE is a provider of enterprise data storage and security consulting, services and solutions to customers located primarily in Western Europe. COPE's business consists of the analysis, design and implementation of storage and security systems that integrate the hardware and software products that best meet the identified objective. COPE generates revenue from three primary sources:

  . providing consulting services in connection with the initial analysis of a client's data storage or security needs and the designing of a system best suited to meet those needs;

  . the sale and implementation of the desired solution; and

  . providing installation, integration and maintenance of the system, including improvements and additions to the system to keep pace with the clients' changing needs and improvements in technology.

   COPE generally provides its data storage and security systems on a turn-key basis and purchases for resale the hardware and software components made part of its systems solutions. COPE resells software and hardware products offered by the major vendors in the data storage and security industry, including:

   . Advanced Digital Information  .Legato Systems
   . Ascend Communications         .Oracle
   . Cisco Systems                 .Overland Data
   . Data General                  .Sony
   . Compaq Computer               .Storage Technology
   . EMC Corp.                     .Sun Microsystems
   . IBM                           .Veritas Software

   Following its acquisition of Hicomp Software Systems GmbH on April 19, 1999, COPE also offers its own proprietary storage software products, Hiback and Hibars. COPE provides most of its information consulting, services and solutions to companies in the financial, insurance, pharmaceutical and telecommunication industries located in Germany, Switzerland, and Austria.

Development of the Company

   COPE commenced operations in 1991 as a provider of data storage subsystems to the Swiss market. In the European market at that time, computer manufacturers were not directing significant corporate resources into data storage. This opportunity allowed COPE to immediately enter the market with a competitive mix of quality products suitable for customized internal and external data storage applications. In early 1993, COPE began to study the RAID (redundant array of inexpensive disk-drives) storage technologies and began designing corresponding solutions for its clients. In the Fall of 1993, the first family of RAID systems was introduced by COPE to the Swiss market. In 1994, COPE signed a distribution agreement with Data General providing for COPE's distribution of Data General's Open CLARiiON systems. This represented COPE's first reseller agreement. In the following years, COPE entered into distribution agreements with additional vendors of storage and security products. In December 1998, COPE entered into a distributor agreement with EMC Corp, the recognized world leader in the development of software for the enterprise data storage and security industry.

   In 1994, COPE began to market its services and systems in Austria. In late 1995, COPE commenced operations in Germany. In the same year, COPE became one of the first information technology companies in Europe to obtain an ISO9001 certification. In June 1998, COPE expanded its operations in Germany through its acquisition of Forum GmbH, a provider of data storage and security services and solutions to the German market.

In April 1999, COPE acquired its first proprietary product through its acquisition of Hicomp Software Systems GmbH, a Hamburg, Germany based developer of certain back-up software, marketed under the trademarks Hiback and Hibars.

Industry Overview

   High availability of stored enterprise data is a critical factor in today's business environment. To reduce costs, improve productivity and improve customer service, large organizations are streamlining their processes by implementing strategic software applications, such as databases, financial applications and electronic mail systems, to manage their data. To be competitive, an organization needs immediate access to necessary data, regardless of where it is stored. Without such access, productivity suffers and the cost of doing business escalates. Providing reliable access to this data on an enterprise-wide basis presents a significant challenge to large organizations.

   The difficulty of this challenge is compounded by a number of recent trends in enterprise computing. In recent years, there has been a significant migration to client/server and network computing. Today's networks are much larger and more complex than early networks, often consisting of multiple servers, including application servers, file servers, database servers and communications servers, and hundreds or even thousands of personal computers manufactured by a number of different vendors. These servers and personal computers may utilize a number of different operating systems, including Unix, Novell NetWare, IBM OS/2 Warp, Windows NT, Windows 98, Windows 95, Windows 3.1 and Macintosh OS. The distributed and heterogeneous nature of these networks, together with the increased use of computers throughout organizations to create and store files, has resulted in an increase in the amount and dispersion of critical data across the servers and personal computers.

   The increase in the size of networks has been accompanied by concurrent increases in the size and complexity of computer data and files. Application software developers continue to introduce software packages that increasingly incorporate features which require large amounts of storage, such as graphics, video and sound. For example, a minute of uncompressed full motion video and sound could require approximately 1,100 megabytes of storage as compared to 300 kilobytes for the average 10 page document. Similarly, the size and complexity of images stored and manipulated using document imaging systems have intensified network storage requirements. Further, the increasing popularity of the Internet as a means of communication and a medium by which to access and distribute information has contributed to the demand for increased storage, as users download a wide variety of complex data from the Internet.

   To meet the challenges of managing the storage of increasing volumes of enterprise data in increasingly heterogeneous systems with fewer resources, a storage management system must incorporate a number of critical features including:

  . full automated backup and restore capability;

  . ready data in the event of system failure in order to avoid interruptions of day-to-day operations;

  . scalability to accommodate rapid growth in the volume of on-line data and the complexity of the network;

  . centralized and automated management to enable the administrator to manage the entire system, including local and remote storage systems, from a single central console; and

  . support for heterogeneous environments.

   In response to the increased demand for cost-effective storage of different types of information, a variety of storage media have been developed, including magnetic tape, hard disk, RAID, CD-ROM and others.

   Magnetic tape is the least expensive storage medium, but has the slowest access times. Magnetic tape is ideal for backing up large amounts of information that is only expected to be accessed infrequently. This cost effective technique is widely used in commercial entities and government organizations in cases where it is desirable to archive large amounts of data in a secure offsite location as a safeguard against on-site disasters. Often times, the magnetic tapes are arranged in automated tape libraries for purposes of providing for multiple operating drives capable of conducting simultaneous functions, including backup, data management and access.

   Hard disk storage is a popular means of storing and accessing large amounts of information that is continually changing. It also provides rapid access times but is a relatively expensive storage medium and is easily erased. RAID storage systems have developed in response to demand for increased data storage, performance, security, reliability, fault tolerance and availability, as well as for constant access. RAID is a method for allocating data across several hard disk drives and allowing a server microprocessor to access those drives simultaneously, thus increasing system storage and input/output performance. In addition, lost data on any drive can be recreated using special RAID algorithms, thus ensuring the immediate availability of RAID protected data even in the event of a disk drive failure.

   CD-ROM and DVD-ROM technology emerged in the early 1980's and 1990's, respectively, as a cost-effective method by which to store and distribute large amounts of information. Since CD-ROMs or DVD-ROMs cannot be erased or written over, however, they are not suitable for storage situations in which information must be continually updated and altered. However, for organizations that require periodic distribution of written material, such as reference books, parts lists, catalogues or manuals, CD-ROMs and DVD-ROMs are much more cost-effective and practical than paper-based documents. The proliferation of network computing and the rapid increase in CD-ROMs as a means of information distribution and storage have fueled demand for CD-ROM systems that provide network-wide access.

   The increase in the importance and volume of stored, complex data has increased demand for secure and reliable methods of storage that allow for efficient and cost-effective protection and management of such data. These factors have also increased demand for total storage solutions that can quickly and efficiently provide access to large volumes of data resident on a variety of client computers and servers running different operating environments, as well as data generated by a wide range of applications. In addition, users are increasingly demanding solutions comprised of not only hardware for cost-effective storage of and access to large amounts of secure and reliable information, but also software that manages information flow and reduces the high costs of network storage administration.

The COPE Solution

   In today's business environment, the best storage or security solution most often requires a combination of storage media and a mixture of hardware and software products from multiple vendors. The challenge to a system designer is the ability to identify and then integrate the specific software and hardware products best suited to meet the clients' needs.

   COPE believes that the major product vendors in the data storage industry are naturally predisposed to selling the client a solution that is based on the vendor's own product line. On the other hand, COPE endeavors to operate as an independent provider of enterprise data storage and security systems and solutions. Although COPE now offers a limited line of proprietary storage software following its acquisition of Hicomp, the Company is committed to offering its clients a storage solution based on a mix of the software and hardware products that best meet the identified objectives regardless of manufacturer. COPE believes that its willingness and ability to provide an integrated approach to its clients' storage problems provides its clients with a better solution and COPE with a competitive advantage over the vendors with whom it competes for the design and sale of storage solutions.

   In order to provide its customers with the best available solution, COPE has divided its operations between (i) consulting; (ii) solution sales and (iii) integration services. A client engagement begins with the appointment of a team from COPE's consulting division. As of June 25, 1999, COPE employed
10 professionals in its consulting division, each of whom is a trained engineer with a complete understanding of the products and technologies offered in the data storage industry. COPE initially analyzes the client's storage needs and arrives at certain conceptual solutions. The engineers then work with the client to develop performance-cost comparisons, feasibility studies and capital budgeting for each conceptual solution. Through this process a recommendation is made to the client for the implementation of a storage and security solution. Typically, the recommendation will involve a storage system sold and installed by COPE. However, COPE's consultants are encouraged to offer the client the best solution, even if it does not include the sale of a system by COPE.

   If the consulting division recommends a COPE storage or security system, COPE will bring to the client a team from the solution sales department. As of June 25, 1999, COPE's solution sales division consisted of 41 professionals, including 23 sales representatives and 18 engineers, and a 5 person administration and support staff. A team typically consists of one or more sales representatives and engineers. A project manager will act as the liaison between the client and COPE's production departments.

   Once the optimal solution is selected, COPE's integration services department provides on-site integration. The integration services department also offers the client operations and maintenance support on an interim and long-term basis. As of June 25, 1999, this department consisted of 16 employees.

The Company's Strategy

   COPE's goal is to become the leading independent provider of enterprise data storage and security services and solutions in Western Europe. The key elements of COPE's strategy are:

  . Emphasize Consulting Services. COPE intends to emphasize the provision of its consulting services. COPE believes that in the enterprise data storage market the key is oftentimes the "solution" and not the product. COPE believes that a significant amount of the client's cost in a storage solution is spent on consulting services associated with the design and implementation of the system, the remainder representing the costs of the associated software and hardware products. The consulting services often involve higher margins than the sale of the products, even in the case of direct sales to the client by the manufacturer/vendor. By emphasizing the quality of its consulting services, COPE believes that it can establish and foster a reputation in Western Europe as a leading provider of enterprise data storage and security services and solutions.

  . Foster a Reputation for Independence. COPE's major competitors are either manufacturers or developers of hardware and software products or large consulting firms that offer a wide array of consulting and advisory services to business. COPE intends to foster the reputation and image of an independent organization firm dedicated exclusively to providing storage and security services and solutions to the enterprise data storage market only. Most of the customers for storage and security systems are large corporations and institutions with sophisticated information technology (IT) operations. COPE believes that most IT officers appreciate and value COPE's expertise and ability to offer solutions and consulting services unhindered by any bias to a particular product or vendor.

  . Expand Through Targeted Acquisitions. COPE believes that the enterprise data storage market consists of the manufacturers/developers of the storage products and the international consulting firms, on the one hand, and a number of smaller independent providers of consulting services and solutions, including COPE, on the other hand. In addition to the pursuit of organic growth, COPE intends to aggressively seek out and acquire high quality independent consulting firms throughout Western Europe. COPE believes that there are a number of smaller independent firms in strategic European markets that share COPE's commitment to providing high quality consulting and services to the enterprise data storage market. Through the pursuit of strategic acquisitions, COPE hopes to acquire existing sale and engineering staffs with established contacts and client bases in key markets.

Products and Services

   COPE's principal operations consist of the design, implementation and management of storage and security systems that provide flexible and cost effective data storage and security solutions on a turn-key basis. In addition to providing turn-key data storage systems, COPE also provides its clients consulting, training and integration services. In 1998, approximately $3,647,174 (or 12.6%) of COPE's $29,059,150 in revenue represented consulting fees unrelated to sales of storage data systems. COPE intends to increase its marketing efforts in the area of stand-alone consulting services and expects that consulting revenues will in the future increase as a percentage of overall revenue.

   COPE is a value added reseller of a number of software and hardware products to its customers, including back-up and system management software, tape libraries, data storage disk arrays, high-end servers, and numerous other peripheral products related to the installation and utilization of data storage and security technology. In keeping with industry practice, the agreements between COPE and its product vendors are nonexclusive and short-term in nature. The following table sets forth the major vendors with which COPE works in various selling partnerships, the vendor's products resold by COPE and the amount of COPE's revenue from the sale of hardware and software products during fiscal 1998 represented by each vendor:

                                                                % of Product
   Company                              Product                   Revenue
   -------                              -------                 ------------
   Compaq Computer/Digital Equipment    Servers and storage         15%
                                         products
   Storage Technology Corp.             Tape Libraries              12%
   Data General--CLARiiON Business Unit CLARiiON Disk Arrays        10%
   Advanced Digital Information Corp.   Tape Libraries               8%
   IBM                                  High End Servers             8%
   Sun Microsystems                     High End Servers             7%
   Legato Systems                       Back-up and Archiving        6%
                                         Software
   Hewlett Packard                      Media Libraries              3%
   Overland Data                        Tape Libraries               3%
   Veritas Software                     Data Management,             2%
                                         Failure, Backup and
                                         Archiving Software

   In addition to the above, in December 1998 COPE was named by EMC Corp. as a distributor of its line of enterprise data storage products.

   COPE generally contracts to deliver storage and security systems, including all hardware and software, on a turn-key basis pursuant to fixed price contracts. Consistent with industry practice, COPE generally is not able to obtain significant up-front or progress payments on its contracts providing for the design, implementation and sale of its storage and security systems. Accordingly, COPE is required to finance its clients' contracts, including the purchase of the software and hardware components of the information systems. COPE's principal sources of working capital are cash from operations and operating lines of credit in the aggregate amount of $2,812,083 as of December 31, 1998. COPE has been successful to date in securing extensions on its lines for purposes of financing certain client contracts as needed, however there can be no assurance that COPE will continue to do so in the future.

   Consulting and Services Division. COPE's consulting division offers services such as analyses, conceptual solutions, target-performance comparisons, quantity structures, feasibility studies, capital budgeting and return on investment calculations, as well as project management and user training. In addition to training and education, the COPE service division implements and maintains data management plans recommended by the consulting division. COPE system engineers are certified experts by strategic partners such as IBM, SUN, Microsoft and others. This division contracts directly with the end-user to maintain systems and manage the plan.

   Hiback and Hibars. In April 1999, COPE acquired Hicomp Software Systems GmbH, a developer of enterprise data storage software. Through its acquisition of Hicomp, COPE is now able to offer its own proprietary line of software products designed to provide storage capabilities to multi-platform enterprises. The products are Hiback, backup software which is installed on desktop clients, and Hibars, automated data management software which is installed on the backup server. COPE believes that the Hiback and Hibars products offer a superior storage solution to multi-platform enterprises which require superior speed in performing backup storage.

Sales and Marketing

   COPE markets its data storage and security consulting, services and solutions primarily through its field sales organization complemented by other sales channels, including systems integrators, product vendors, and international distributors.

   As of June 25, 1999, COPE's field sales force consisted of 23 sales representatives and 18 engineers that provide technical assistance for systems sales. COPE currently has five sales offices, most of which are staffed with both sales and technical personnel. COPE uses a consultative sales approach for selling to major accounts. This model entails the collaboration of technical and sales personnel, typically in a one-to-one ratio, to formulate proposals that address the specific requirements of the customer. COPE focuses its initial sales efforts on senior IT department personnel, and works closely with system and network administrators for evaluation and deployment. COPE also maintains comprehensive after-sales and customer care activities covering all aspects of support, systems tuning and follow-up.

Competition

   The data storage and security market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. COPE's major competitors are vendors of information management software and hardware products, including Hewlett Packard, EMC Corp., Storage Technology, Unisys Corp. and Compaq Computer Corp., some of whom are also significant suppliers of COPE. In addition, COPE experiences significant competition from other independent consulting and engineering firms.

   Many of COPE's current and potential competitors have significantly greater financial, technical, marketing and other resources than COPE. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than COPE. COPE also expects that competition will increase as a result of future software industry consolidations, which have occurred in the information technology market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that COPE will be able to compete successfully against current or future competitors or that competitive pressures faced by COPE will not materially adversely affect its business, operating results or financial condition.

   In addition to competition for client contracts, COPE also competes for qualified technical engineers and consultants. COPE's future success depends in significant part upon the continued service of its key technical personnel and its continuing ability to attract and retain highly qualified technical engineers and consultants. Competition for such personnel is intense, and there can be no assurance that COPE can retain its key technical and managerial employees or that it can attract and retain other highly qualified technical personnel in the future.

Litigation

   Except as set forth below, there have been no legal proceedings to which COPE or any of its officers or directors have been a party or to which the property of COPE has been subject over the last two years.

   On August 24, 1995, American Diagnostica, Inc. ("ADI"), a private company located in Greenwich, Connecticut, filed a civil action against COPE for money damages alleging COPE's wrongful termination of that certain R&D Joint Venture Agreement entered into by the parties in May 1993. The circumstances underlying the complaint occurred prior to the COPE Reorganization and were undertaken by prior management of COPE at a time when COPE was engaged in the business of research and development of certain health and medical products.

   In its complaint, ADI alleged that COPE was indebted to the plaintiff for damages in an unspecified amount, plus punitive damages, attorney's fees and interest. In December 1995, COPE moved the court for an order compelling the plaintiff to submit the dispute to arbitration. In September 1996, the court granted COPE's motion, staying all proceedings pending the conclusion of mandatory arbitration in California, as the parties had provided in the research and development agreement. As of the date of this prospectus, no arbitration proceeding has been commenced by either party. Management of COPE prior to the COPE Reorganization has publicly announced its belief that COPE has meritorious defenses to all of ADI's claims and that the claims are substantially without merit. However, under current circumstances no determination can be made as to the ultimate outcome of the litigation or as to the necessity for any provision in the accompanying consolidated financial statements for any liability that may result from an unfavorable outcome.

   In connection with the COPE Reorganization, COPE received from the New Capital Investment Fund and New Capital AG an agreement to indemnify COPE against any claims outstanding as of the close of the COPE Reorganization, including attorneys' fees and costs of arbitration or litigation relating to the ADI matter. Kevin DeVito is a director of New Capital Investment Fund and New Capital AG. Mr. DeVito was the Chief Executive Officer of COPE, Inc. prior to the COPE Reorganization and is currently a member of the Board of Directors of COPE.

Employees

   As of June 25, 1999, COPE had a total of 102 employees. Of the total, 10 were in consulting, 41 were in solution sales, 16 in integration services, and 35 were in back-office operations such as general management, finance, human resources and administration. None of COPE's employees are represented by a labor union or subject to a collective bargaining agreement. COPE has not experienced any work stoppages and considers its relations with its employees to be good.

Properties

   COPE's executive and sales offices are located in Rotkreuz, Switzerland and consist of approximately 10,800 square feet of leased space. COPE leases this space pursuant to a written agreement expiring in March 2001, with an option to extend for another five years, at the rate of $11,000 per month. COPE also maintains the following sales offices:

       Location                                    Size      Monthly Rental Rate
       --------                                    ----      -------------------
     Munich, Germany.......................... 9,800 sq. ft.       $7,300
     Hamburg, Germany......................... 6,600 sq. ft.       $9,000
     Dresden, Germany......................... 1,600 sq. ft.       $2,700
     Vienna, Austria.......................... 2,000 sq. ft.       $2,000

                                   MANAGEMENT

   The executive officers and directors of COPE, the positions held by them and
their ages as of June   , 1999 are as follows:

   Name                                 Age                     Position
   ----                                 ---                     --------
                                            Chairman of the Board and Executive Vice
   Adrian Knapp........................ 36  President

   Stephan Isenschmid.................. 37  President, Chief Executive Officer and Director

   Markus Bernhard..................... 35  Chief Financial Officer

   Peter Koch.......................... 73  Director

   Markus Stalder...................... 46  Director

   Kevin DeVito........................ 38  Director

   Mr. Knapp has served as Chairman of the Board and Executive Vice President of COPE, Inc. since September 25, 1998. Mr. Knapp co-founded COPE Holding AG in 1991 and has served as Chairman of the Board of that company since its inception.

   Mr. Isenschmid has served as President, Chief Executive Officer and a director of COPE, Inc. since September 25, 1998. Mr. Isenschmid co-founded COPE Holding AG in 1991 and has served as President, Chief Executive Officer and a director of that company since its inception.

   Mr. Bernhard has served as Chief Financial Officer of COPE, Inc. since September 25, 1998. Mr. Bernhard has also served as Chief Financial Officer of COPE Holding AG since September 1997. From 1991 to September 1997, Mr. Bernhard was employed as a Swiss certified accountant at Revisuisse Price Waterhouse.

   Mr. Koch has served as a director of COPE, Inc. since September 25, 1998. Mr. Koch has served as General Manager of acp GmbH, a German-based distributor of computer products and peripherals since 1991.

   Mr. Stalder has served as a director of COPE, Inc. since September 25, 1998. Mr. Stalder has been a partner in the law firm, Stalder & Murer, located in Sihlbrugg, Switzerland, since 1991. Stalder & Murer has acted as general counsel to COPE Holding AG since 1991.

   Mr. DeVito has served as a director of COPE, Inc. since June 1992. From 1992 to September 25, 1998, Mr. DeVito served as President of COPE, Inc., which during that period was known as Harrier, Inc. Since 1996, Mr. DeVito has served as a principal of New Capital A.G., a Zurich based financial and management consulting firm.

   Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in COPE's Bylaws. The Board of Directors has established an Audit Committee consisting of Markus Stalder, Adrian Knapp and Kevin DeVito, with Mr. Stalder to serve as Chairman. The Audit Committee reviews COPE's independent auditors, the scope and timing of their audit services and other services they are asked to perform, the auditor's report on COPE's financial statements following completion of their audit, and COPE's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Board of Directors has also established a Compensation Committee consisting of Kevin DeVito, Markus Stalder and Adrian Knapp, with Mr. DeVito to serve as Chairman. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of COPE and reviews general policy matters relating to compensation benefits of employees of COPE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

   Cash Compensation of Executive Officers. The following table sets forth the cash compensation paid to the executive officers of COPE for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996.

                           Annual Compensation                Long-Term Compensation
                     ----------------------------------- --------------------------------
                                                                           Common Shares
                                               Other                        Underlying
                                               Annual    Restricted Stock Options Granted    All Other
 Name and Position   Year  Salary     Bonus Compensation    Awards($)       (# Shares)    Compensation(1)
 -----------------   ---- --------    ----- ------------ ---------------- --------------- ---------------
Stephan Isenschmid,  1998 $135,983     -0-      -0-            -0-            56,000          $12,000
 President and CEO   1997  106,922(2)  -0-      -0-            -0-               -0-              -0-
                     1996  166,589(2)  -0-      -0-            -0-               -0-              -0-

Adrian Knapp,        1998 $108,787     -0-      -0-            -0-            56,000          $12,000
 Chairman and        1997  106,922(2)  -0-      -0-            -0-               -0-              -0-
 Executive Vice      1996  168,067(2)  -0-      -0-            -0-               -0-              -0-
 President

--------
(1) Represents a car allowance of $1,000 per month.

(2) Compensation in 1996 and one-half of 1997 compensation represent fees paid to consulting firms controlled by Messrs. Isenschmid and Knapp for the services rendered by them to COPE.

                     Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants
                        ------------------------------------------------------------------------
                        Number of Securities
                             Underlying      % of Total Options/SARs Exercise or
                        Options/SARs Granted Granted to Employees in Base Price
         Name                   (#)                Fiscal Year         ($/Sh)    Expiration Date
         ----           -------------------- ----------------------- ----------- ---------------
Stephan Isenschmid,            3,000 (2)               1.8%              8.40        4/30/99
President and CEO, and         4,000 (3)               2.4%              8.40        3/31/00
Adrian Knapp, Chairman
 and                           1,000 (4)                  (5)            8.40        3/31/01
Executive Vice
 President(1)                  1,000 (6)                  (5)            8.40        3/31/05
                               3,000 (7)               1.8%             13.00       12/31/00
                               7,000 (8)               4.2%             13.00       12/31/01
                               6,000 (9)               3.6%             13.00       12/31/03
                               8,000(10)               4.8%             13.00       12/31/05
                               4,000(11)               2.4%             13.00       12/31/08
                               1,000(12)                  (5)           13.00       12/31/99
                               1,000 (7)                  (5)           13.00       12/31/00
                               1,000 (8)                  (5)           13.00       12/31/01
                               2,000 (9)               1.2%             13.00       12/31/03
                               5,000(10)               3.6%             13.00       12/31/05
                               1,000(12)                  (5)           15.00       12/31/99
                               1,000 (7)                  (5)           15.00       12/31/00
                               2,000 (8)               1.2%             15.00       12/31/01
                               5,000 (9)               3.6%             15.00       12/31/03

--------
 (1) Mr. Isenschmid and Mr. Knapp each received options in the amounts and on the terms and conditions as set forth in table presented.

 (2) Options first became exercisable on March 1, 1999 and were exercised in full on April 30, 1999.

 (3) Options vest and first become exercisable on March 1, 2000.

 (4) Options vest and first become exercisable on March 1, 2001.

 (5) Less than one percent.

 (6) Options vest and first become exercisable on March 1, 2005.

 (7) Options vest and first become exercisable on March 1, 2000.

 (8) Options vest and first become exercisable on March 1, 2001.

 (9) Options vest and first become exercisable on March 1, 2003.

(10) Options vest and first become exercisable on March 1, 2005.

(11) Options vest and first become exercisable on March 1, 2008.

(12) Options first became exercisable on March 1, 1999.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                                                          Number of
                                                         Securities        Value of
                                                         Underlying    Unexercised In-
                                                         Unexercised      the-Money
                                                       Options/SARs at Options/SARs at
                                                         FY-End (#)       FY-End ($)
                        Shares Acquired Value Realized  Exercisable/     Exercisable/
         Name           on Exercise (#)      ($)        Unexercisable  Unexercisable(1)
         ----           --------------- -------------- --------------- ----------------
Stephan Isenschmid,
 President and CEO            -0-            -0-          0/56,000       $0/$338,120
Adrian Knapp, Chairman
 and Executive
 Vice President               -0-            -0-          0/56,000       $0/$338,120

--------
(1) Calculated based upon a last reported sale price of $18.62 per share of our common stock, as reported on the OTC Bulletin Board on December 31, 1998.

Director Compensation

   All directors receive reimbursement for out-of-pocket expenses in attending Board of Directors meetings. From time to time COPE may engage certain members of the Board of Directors to perform services on its behalf. In such cases, COPE compensates the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Certain Relationships and Related Transactions

   Markus Stalder, a member of COPE's Board of Directors, is also a member of the law firm of Stalder & Murer, COPE's general counsel since 1991. In 1998, 1997 and 1996, COPE paid legal fees to Stalder & Murer in the amount of approximately $50,000, $30,000 and $20,000, respectively.

Indemnification of Directors

   As permitted by Section 145 of the Delaware General Corporation Law, COPE's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, COPE's Bylaws provide that it may, in its discretion: (i) indemnify its directors, officers, employees and agents and persons serving in such capacities in other business enterprises (including, for example, its subsidiaries) at its request, to the fullest extent permitted by Delaware law; and (ii) advance expenses, as incurred, to its directors and officers in connection with defending a proceeding.

   COPE's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws as well as certain additional procedural protections.

   The indemnification provisions in the Bylaws and the indemnification agreements COPE enters into with its directors and officers may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act. However, COPE is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of June 25, 1999 by (1) each person known by COPE to be the beneficial owner of more than five percent (5%) of the common stock, (2) each of COPE's directors and executive officers and (3) all directors and executive officers as a group. The table assumes that there are 3,595,751 shares of common stock issued and outstanding prior to the offering and that there will be 3,995,751 shares of common stock issued and outstanding after the offering. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as beneficially owned by them.

                               Shares Owned                   Shares Owned
                               Prior to this                   After this
                                 Offering                     Offering(10)
                             --------------------   Shares  -----------------
   Name and Address           Number      Percent   Offered  Number   Percent
   ----------------          ---------    -------   ------- --------- -------
   Adrian Knapp(1)(2)....... 1,301,000(2)  36.2%            1,301,000  32.5%
   Stephan
    Isenschmid(1)(2)........ 1,301,000(2)  36.2%            1,301,000  32.5%
   Markus Bernhard(1)(3)....     6,500(3)      (4)              6,500      (4)
   Markus Stalder(1)(5).....       --       --                    --    --
   Peter Koch(1)(5).........    16,000         (4)             16,000      (4)
   Kevin DeVito(6)(7).......       870         (4)                870      (4)
   Uwe Hinrichs(8)(9).......   420,000     11.7%    200,000   220,000   5.5%
   All officers and
    directors as a group.... 2,625,370     72.9%            2,625,370  65.6%

--------
 (1)Address is Grundstrasse 14, 6343 Rotkreuz, Switzerland.

 (2) Includes 2,000 shares of common stock underlying options which first become exercisable within 60 days of June 25, 1999. Does not include 51,000 shares of common stock underlying options that are subject to vesting.

 (3) Includes 500 shares of common stock underlying options which first become exercisable within 60 days of June 25, 1999. Does not include
     12,000 shares of common stock underlying options that are subject to vesting.

 (4) Less than one percent.

 (5) Does not include 1,000 shares of common stock underlying options that are subject to vesting.

 (6) Address is 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254.

 (7) Does not include 3,000 shares of common stock underlying options that are subject to vesting.

 (8) Address is Gruendgenstrasse 16D-22309 Hamburg, Germany.

 (9) Does not include 60,000 shares of common stock underlying options subject to vesting.

(10) Gives no effect to the exercise of the overallotment option. In the event the over-allotment option is exercised in full, Adrian Knapp and Stephan Isenschmid will each own 1,251,000 shares (31.3%) and all officers and directors as a group will own 2,525,370 shares (63.1%).

                           DESCRIPTION OF SECURITIES

Common Stock

   COPE is authorized to issue 30,000,000 shares of common stock ($.001 par value per share), of which, as June 25, 1999, 3,595,751 shares were issued and outstanding and held by 343 recordholders. As of the date of this Prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock, except as set forth below.

   Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and COPE's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Stock Option Plan

   COPE has adopted a 1998 Stock Option Plan, which permits COPE to grant options to its employees, officers, directors, consultants and independent contractors. COPE may issue an aggregate of 400,000 shares of common stock pursuant to the stock option plan. The 1998 Stock Option Plan is governed by the Board of Directors, which has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option, and the exercisability thereof. Options under the 1998 Stock Option Plan generally are not transferrable, and each option is exercisable during the lifetime of the optionee only by such optionee. Stock options can be exercised at any time before expiration after they are vested.

   As of the date of this Prospectus, COPE has granted under the 1998 Stock Option Plan options to purchase an aggregate of 297,400 shares of common stock, at exercise prices ranging from $8.40 to $50.00 per share, to its employees, officers, directors and consultants, of which 22,390 were exercised on April 30, 1999 at an exercise price of $8.40 per share.

Warrants

   As of March 31, 1998, COPE had issued warrants to purchase an aggregate of 29,793 shares of common stock at an exercise price of $7.54 per share.

Dividends

   COPE does not anticipate the payment of cash dividends on its common stock in the foreseeable future. See, "Dividend Policy."

Transfer Agent and Registrar

   The Transfer Agent and Registrar for COPE's common stock is Interwest Transfer Co., Inc., 1981 E. Murray Holladay Road, Salt Lake City, Utah 84114.

                            ANTI-TAKEOVER PROVISIONS

General

   Certain provisions of the Delaware General Corporation Law and COPE's Certificate of Incorporation and Bylaws could have the effect of delaying, deterring or preventing a future takeover or change in control of COPE, unless such takeover or change in control is approved by COPE's Board of Directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the common stock. These provisions of Delaware law and COPE's Certificate of Incorporation and Bylaws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of COPE (including unsolicited takeover attempts), even though such a transaction may offer COPE's stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate Of Incorporation And Bylaws

   Certain provisions of the Certificate of Incorporation and Bylaws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control of COPE. In particular, the Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of COPE.

   COPE's Certificate of Incorporation also provides that newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum and not by the stockholders unless authorized by the Board of Directors at a special meeting of the stockholders.

   The Certificate of Incorporation allows COPE to issue up to 5,000,000 shares of undesignated Preferred Stock with rights senior to those of the common stock and that otherwise could adversely affect the interests of holders of common stock. COPE has not issued any shares of Preferred Stock as of this date. However, the issuance of shares of Preferred Stock could decrease the amount of earnings or assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

   COPE's Certificate of Incorporation allows the Bylaws of COPE to be altered or repealed and new Bylaws to be adopted either: (i) at any annual or special meeting of stockholders, by the affirmative vote of a majority of the voting stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any Bylaws must be contained in the notice of such special meeting; or (ii) by the vote of a majority of the total number of directors which the Board of Directors of COPE would have if there were no vacancies. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of COPE. These provisions are designed to reduce the vulnerability of COPE to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect of discouraging others from making tender offers for COPE's shares and may inhibit fluctuations in the market price of COPE's shares that could otherwise result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of COPE.

Delaware Takeover Statute

   Section 203 of the Delaware Code prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. The exceptions to that rule are as follows:

  . prior to the date of the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

   Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

   In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

German Takeover Code

   In connection with its listing on the Neuer Markt of the Frankfurt Stock Exchange, COPE is required to comply with the German Takeover Code. The German Takeover Code regulates merger and acquisitions by public companies, and requires that companies making an offer to a target company: notify the German regulatory authorities and the public of the offer, provide certain disclosures to the target company's stockholders, treat stockholders equally in an offer, and comply with certain other regulatory requirements. In addition, the rights of COPE's stockholders under the German Takeover Code differ in certain respects from rights afforded to stockholders under the United States federal and state laws governing tender offers and takeovers. German regulatory authorities are given broad authority to interpret the German Takeover Code and to review and regulate specific merger and acquisitions. Compliance with the German Takeover Code could have the effect of delaying, deferring or preventing a tender offer or takeover, notwithstanding that such tender offer or takeover might result in stockholders receiving a premium over the market price for their shares.

                BOOK-ENTRY-ONLY ISSUANCE OF COMMON STOCK TRADING
                           ON GERMAN STOCK EXCHANGES

   In general, the shares of common stock offered hereby will trade on the Neuer Markt of the Frankfurt Stock Exchange (when approved for listing) and on the Freiverkehr of the Berlin and Hamburg Stock Exchanges only through book entry transfers of interests therein held through Deutsche Borse Clearing AG ("DBC"). Any investor who has an actual certificate representing shares of common stock who desires to sell such shares of common stock on a German Exchange will be required to deposit such certificate with the Depository Trust Company ("DTC") for credit to DBC's account as described below, which transfer will be reflected on DBC's books and records. Certificates representing shares of common stock held through DBC will not be issued unless such shares are withdrawn from DBC in which case the shares will not be eligible to trade on a German Exchange unless redeposited as described above. DBC will hold shares of common stock through its account with DTC. DTC, or its nominee, will be the registered owner of all shares of common stock that are held by investors through DBC.

   Beneficial owners of common stock held through DBC will receive confirmations and statements of their holdings from DBC (through their brokers or other financial institutions that are DBC participants). DBC will register all transfers of such common stock between DBC participants on its books and records through its book-entry system. Shares of common stock held by DTC will be registered in the name of DTC's nominee, Cede & Co.

   Any dividend or other payments on common stock held through DBC will be made by COPE to Cede & Co., as nominee of DTC. DTC, upon receipt of such payments, will credit DBC's account at DTC for the amount of such payments. Payments by DBC to the beneficial owners of common stock will be governed by standing instructions and DBC's customary practices, subject to any statutory or regulatory requirements as may be in effect from time to time. The dividends will be converted into Deutsche Marks, if requested, and distributed by DBC. The underwriters will act as paying and depository agents in such case.

                                    TAXATION

Certain Tax Consequences Under German Laws

   The following discussion is a summary of the material anticipated tax consequences of an investment in the common stock under German tax laws. The discussion does not deal with all possible tax consequences relating to an investment in the common stock. In particular, the discussion does not address the tax consequences under state, local, and other (e.g. non-German) tax laws, nor does it address special circumstances of any individual investor. With the exception of certain illustrative data, the discussion is limited to the taxation of dividends, capital gains, income, gifts and inheritance under German law, and does not address all aspects of such German taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular purchaser. In particular, this discussion does not comprehensively treat the tax considerations that will be relevant to prospective investors who reside outside Germany. Accordingly, each prospective investor should consult its tax advisor regarding the tax consequences of an investment in the common stock. The discussion is based on the tax laws of the Federal Republic of Germany as in effect on the date of this Prospectus, which are subject to change, possibly with retroactive effect, in particular with respect to proposed or anticipated changes which may result from action by the recently elected German government. Thus, the following summary is for illustrative purposes only and not to be relied upon. In addition, COPE has undertaken no obligation to update this discussion for changes in facts or laws occurring subsequent to the date hereof. Further, any variation or differences from the facts or representations recited herein, for any reason, might affect the following discussion, perhaps in an adverse manner, and render such discussion inapplicable.

   Taxation of Dividends. Dividends on the common stock that are (i) paid to holders who are German residents (for tax purposes, the term "resident" includes a natural person having a residence or his or her habitual abode in Germany) or who are corporations that maintain their statutory seat or principal place of management in Germany (a "German Holder"), or (ii) attributable to a permanent establishment maintained by, or a fixed base regularly available to a holder otherwise not deemed to be a German resident (a "Foreign Holder"), are subject to German income taxes or corporate income taxes, respectively, at regular German tax rates. Such dividend payments also are subject to a surcharge equal to 5.5% of the otherwise applicable German income or corporate income tax liability (Solidaritaetszuschlag und Kirchensteuer).

   German Holders who are natural persons may claim a tax allowance for income derived from capital investments of DM 6,000 (DM 12,000 in the case of married couples filing joint returns). This allowance will be reduced to DM 3,000/DM 6,000 beginning in the year 2000.

   German Holders who are natural persons may deduct from dividend income the expenses associated with the acquisition, safeguarding, or maintaining of the common stock (the "Werbungskosten"), including fees for custodian and re-financing costs. Without supporting documents, Werbungskosten in the amount of DM 100 (DM 200 in the case of married couples filing joint returns) are deductible for tax purposes from such dividend income.

   In general, the United States imposes a withholding tax of 15% of the gross amount of dividends paid to a German investor. The double taxation treaty between the United States and Germany reduces this withholding tax to 5% of the gross amount of the dividends if the beneficial owner is a company that holds directly at least 10% of the voting shares of the company paying the dividends. The withholding tax can be credited against the part of the German income tax attributable to such dividend income. If, however, the German income tax attributable to such dividends is lower than the withholding tax because of a deduction of Werbungskosten (including, but not limited to refinancing costs) from such dividends, withholding taxes can only be credited against German income taxes up to an amount of German income tax attributable to such dividend income. Instead of taking a credit for the withholding tax, the German Holder can apply for a deduction of the withholding tax from his or her taxable income.

   Dividend income is tax-exempt if a German Holder that is a corporation owns at least 10% of the voting share capital of the company paying the dividend. For tax exempt dividends paid beginning in 1999, an amount equal to 15% of the tax free gross dividend is considered for the corporate income tax purposes of the German corporate holder to be non-deductable expenses in connection with the tax-free dividend. If, however, the tax-exempt dividend derived by a corporate German Holder is distributed to a German Holder who is a natural person, the distribution is taxable on the personal level of this holder.

   Capital Gains. Capital gains from the sale of the common stock are not subject to taxes in Germany, unless (i) in the case of a Foreign Holder, the gains are attributable to a permanent establishment maintained by, or a fixed base regularly available to, such holder in Germany, (ii) in the case of a German Holder, such holder is a corporate entity that is a German resident or the common stock was held by the holder as a business asset, (iii) the holder is a German Holder who is a natural person that holds or has held at any time during a period of five years before the disposal directly or indirectly 10% or more of the share capital in his or her private property, or (iv) a speculative capital gain (i.e. if the time period between the acquisition and the disposal of the common stock does not exceed one year and the common stock does not qualify as a business asset) is given by a German Holder who is a natural person who holds the common stock.

   Inheritance and Gift Tax. Under German law, a German gift or inheritance tax is imposed on transfers of common stock by gift or at death if the donor or transferor, or the heir, donee, or other beneficiaries, are German residents within the meaning of Section 2 of the German Inheritance Tax Act.

   Other German Taxes. There does not appear to be German transfer, stamp, or other similar taxes that apply on the sale or transfer of shares of common stock.

Certain United States Federal Income Tax Consequences To Non-United States
Holders

   The following is a general discussion of the principal United States federal income and estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder. As used herein, the term "non-U.S. holder" is defined as any person or entity that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, final, temporary, and proposed treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to non-U.S. holders who hold shares of common stock as capital assets within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular non-U.S. holders in light of their personal circumstances, nor does it discuss certain tax provisions which may apply to individuals who relinquish their U.S. citizenship or residence.

   An alien individual may, subject to certain exemptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States for at least 31 days in the current calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes, all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). An alien who holds a "green card" is a U.S. resident for income tax purposes for the entire part of the year that he holds the card. Resident aliens are subject to U.S. federal income taxes as if they were U.S. citizens.

   Each prospective purchaser of common stock should consult with a tax advisor with respect to current and possible future tax consequences of acquiring, holding, and disposing of common stock, as well as any tax consequences that may arise under the laws of any U.S. federal, state, municipality, or other taxing jurisdiction.

   Dividends. If dividends are paid on shares of common stock to a non-U.S. holder, they will be subject to withholding of United States federal income taxes at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, if (a) dividends are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder, and (b) an Internal Revenue Service ("IRS") Form 4224 or successor form is filed with the payor, then the dividends are not subject to withholding tax, but instead are subject to United States federal income taxes on a net basis at the applicable graduated individual or corporate rate. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

   Dividends paid to an address in a country outside the United States are presumed to be paid to a resident of such country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and for purposes of determining the applicability of the tax treaty rate. However, recently finalized Treasury regulations pertaining to United States federal withholding tax, scheduled to take effect for payments made after December 31, 2000 (the "Final Withholding Regulations"), provide that a non-U.S. holder must comply with certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures), directly or through an intermediary to obtain the benefits of a reduced rate under an income tax treaty. In addition, the Final Withholding Tax Regulations will require a non-U.S. holder who provides an IRS form 4224 or successor form (as discussed above) also to provide its U.S. taxpayer identification number.

   A non-U.S. holder of common stock eligible for a reduced rate of United States withholding taxes pursuant to an income tax treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

   Gain on Disposition of Common Stock. A non-U.S. holder generally will not be subject to United States federal income taxes with respect to any gain recognized on the sale or other disposition of common stock unless (a) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder, or (b) the company is or has been a U.S. Real Property Holding Corporation" (a "USRPHC") for United States federal income tax purposes, as discussed below.

   An individual non-U.S. holder who falls within clause (a) above will, unless an applicable treaty provides otherwise, be taxed on his or her net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder who falls under clause (b) above will be subject to taxation in accordance with the special rules regarding the sale or other disposition of a U.S. Real Property Interest.

   A non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be taxed on its gain under regular graduated United States federal income tax rates and may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

   A corporation is a USRPHC if the fair market value of the U.S. real property interests held by the corporation is 50% or more of the aggregate fair market value of its U.S. and foreign real property interests and any other assets used or held for use by the corporation in a trade or business. Based on its current and anticipated assets, COPE believes that it currently is not and is not likely to become a USRPHC. However, since the determination of USRPHC status is based upon the composition of the assets of COPE from time to time, and because there are uncertainties in the application of certain relevant rules, there can be no assurance that COPE will not become a USRPHC. If COPE were to become a USRPHC, then gains on the sale or other disposition of common stock by a non-U.S. holder generally would be subject to U.S. federal income taxes unless both
(a) the common stock was "regularly traded" on an established securities market within the meaning of the applicable treasury regulations, and (b) the non-U.S. holder actually or constructively owned 5% or less of the common stock. Non-U.S. holders should consult their tax advisors concerning any U.S. tax consequences that may arise if COPE were to become a USRPHC.

   Federal Estate Tax. Common stock held by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for United States federal and state tax purposes, unless an applicable estate tax treaty provides otherwise.

   Information Reporting and Back Up Withholding Tax. Under treasury regulations, COPE must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the amount of any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

   A back-up withholding tax is imposed at the rate of 31% on certain payments to persons that fail to furnish certain identifying information to the payor. Back-up withholding generally will not apply to dividends paid to a non-U.S. holder at an address outside the United States (unless the payor has knowledge that the payee is a U.S. person). However, in the case of dividends paid after December 31, 2000, the Final Withholding Regulations provide that a non-U.S. holder generally will be subject to withholding tax at a 31% rate unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Back-up withholding and information reporting generally will also apply to dividends paid on common stock at addresses inside the United States to non-U.S. holders that fail to provide certain identifying information in the manner required. The Final Withholding Regulations provide certain presumptions under which a non-U.S. holder would be subject to back-up withholding and information reporting unless COPE receives certification from the holder of its non-U.S. status.

   Payment of the proceeds of the sale of common stock by or through a United States office of a broker is subject to both back-up withholding and information reporting unless the beneficial owner provides the payor with its name and address and certifies under penalties of perjury that it is a non-U.S. holder, or otherwise establishes an exemption. In general, back-up withholding and information reporting will not apply to a payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States (or, for periods after December 31, 2000, a foreign partnership that at any time during its fiscal year either (a) is engaged in the conduct of a trade or business in the United States, or (b) has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership), such payments will be subject to information reporting, but no back-up withholding, unless (aa) such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or (bb) the beneficial owner otherwise establishes an exemption.

   A holder generally will be allowed a refund or a credit against such holder's U.S. federal income tax liability for any amounts withheld under the back-up withholding rules, provided the required information is furnished in a timely manner to the IRS.

                                  UNDERWRITERS

   Under the terms and subject to the conditions contained in the underwriting
agreement dated       , 1999, NORD/LB, acting as representative and in the name
and for account of the underwriters, as specified below, has agreed to purchase and acquire and COPE, Inc. has agreed to issue and sell an aggregate of
400,000 shares of common stock and the selling stockholder has agreed to sell an aggregate of 200,000 shares of common stock and NORD/LB, acting in the name and for account of the underwriters has agreed to purchase and acquire such number of shares of common stock at the offering price set forth on the cover page hereof, less underwriting commissions and fees. The Secondary Public Offering is conducted by means of a firm underwriting. The bookbuilding period
is intended to be conducted for a period of four days (           to
1999), but may be reduced by the representative in its reasonable discretion in agreement with COPE, Inc. The subscription period for 10,000 shares of common stock which shall be allocated by NORD/LB by means of the Internet, shall be
conducted on the   th and   th of            (until . . . p.m.). The number of
shares of common stock that each underwriter has agreed to purchase and acquire is set forth opposite its name below:

                                                                        Number
         Name                                                          of shares
         ----                                                          ---------
     NORD/LB..........................................................
     Trinkaus & Burkhardt KGaA........................................
     BANK JULIUS BAR & CO. AG.........................................

   The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered hereby are subject to the fulfilment of certain conditions precedent.

   Pursuant to the underwriting agreement, two major existing stockholders have granted to NORD/LB an overallotment option exercisable for thirty (30) calendar days from the first day of listing of the shares at the Frankfurt Stock Exchange, "Neuer Markt" up to an aggregate amount of 100,000 additional shares of common stock at the offering price set forth on the cover page hereof, less underwriting commissions. NORD/LB may exercise such option for the purpose of covering over-allotments, if any, made in connection with the Secondary Public Offering of the shares of common stock offered hereby. To the extent such option is exercised, NORD/LB will become obligated, subject to the terms of the underwriting agreement, to acquire and purchase the number of shares of common stock as specified by the representative.

   Of the 400,000 shares of common stock issued by COPE, Inc., up to 5% of such shares of common stock shall be allocated on a preferential basis by the underwriters to persons designated by COPE. As a result thereof, the number of shares of common stock available for sale to the public will be reduced accordingly.

   COPE, Inc., its directors and officers have each agreed, severally and not jointly, not to publicly announce any intention to offer, pledge, sell, offer to sell, or otherwise transfer or dispose of, directly or indirectly any shares of common stock or any securities convertible into, or exercisable or exchangeable for any shares of common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock or taking other measures economically equivalent to a sale for a period beginning as of the date of admission of the shares of common stock to the Frankfurt Stock Exchange, "Neuer Markt" and continuing for another six months after the date thereof, unless prior written consent is obtained from NORD/LB and Deutsche Borse AG and for another six months without the prior written consent of NORD/LB, acting as representative on behalf of the Underwriters, and Deutsche Borse AG.

   The restrictions described in the previous paragraph do not apply to the sale to the Underwriters of the 400,000 shares of common stock under the Underwriting Agreement, issuances of certain shares of common stock or options to purchase shares of common stock pursuant to the Company's employee benefit plan (Stock Option Plan) as in existence on the date of the Underwriting Agreement and any acquisitions by the Company within the framework of its current business policy as contemplated on the date of the Underwriting Agreement and as included in the Offering Documents, provided that these acquisitions are executed by means of an exchange of shares or a capital increase of the share capital against non-cash capital contributions.

   The selling stockholder and each of the major existing stockholders have each agreed, severally and not jointly, not to pledge, sell, offer to sell, or otherwise transfer or dispose of, directly or indirectly any shares of common stock or any securities convertible into, or exercisable or exchangeable for any shares of common stock, or enter into any swap other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares of common stock, or taking other measures economically equivalent to a sale for a period of at least six months from the date of the admission of the shares to the Frankfurt Stock Exchange, "Neuer Markt". An exemption thereof is subject to the prior written consent of both, the Lead Manager and Deutsche Borse AG and for another six months without the prior written consent of the Lead Manager. With regard to the major existing stockholders, the restrictions described in the previous paragraph do not apply to the sale of the Greenshoe Shares.

   COPE, Inc. has submitted an application to have its shares of common stock approved for quotation on the Nasdaq National Market System under the symbol "COPE" and has submitted an application to have its shares of common stock admitted to the Regulated Market ("Geregelter Markt"), with listing of such shares at the "Neuer Markt". Additionally, COPE has filed a Registration Statement (SB-2) for declaration of effectiveness with the Securities and Exchange Commission.

   In order to facilitate the Secondary Public Offering, the representative will take such stabilising measures, in agreement with COPE, that are deemed to be necessary in order to stabilise, maintain or otherwise affect the price of the common stock. Additionally, NORD/LB and Trinkaus & Burkhardt KGaA will be available as designated sponsors for the Frankfurt Stock Exchange, "Neuer Markt" for the period of at least one year.

   COPE Inc., the selling stockholder and the major existing stockholders have agreed to indemnify the underwriters and each other against certain liabilities, as specified in the underwriting agreement.

                             INTERNET SUBSCRIPTIONS

   NORD/LB intends to offer up to 10,000 shares of common stock over the Internet to their clients in Germany. The Internet Subscription period shall be
between     and     (until    p.m.). Depending on the number of subscription
offers received by NORD/LB, the applicable allocation ratio may be more or less favorable than that for the remaining portion of the shares of common stock allocated by NORD/LB. For further and more detailed information regarding the terms of the Internet Subscriptions, reference is made to NORD/LB's Web page located at www.nordlb.de.

                                THE NEUER MARKT

   The Neuer Markt is a trading segment of Deutsche Borse AG which has been operating alongside the existing trading segments "Amtlicher Handel", "Geregelter Markt" (Second Trading Segment) and OTC market at the Frankfurter Wertpapierborse (Frankfurt Stock Exchange) since March 10, 1997.

   This new segment is designed in particular to provide access to an efficient, liquid capital market in the German financial market for young, innovative companies with a high growth potential. The Neuer Markt is targeted at private and institutional investors who are willing to take risks. In line with its claim to be a quality-driven segment of the stock market, issuers must meet the following special admission criteria and requirements in addition to satisfying the admission requirements for the "Geregelter Markt" (Second Trading Segment):

  . Acceptance of the "Ubernahmekodex" (German Takeover Code) drawn up by the Stock Exchange Expert Committee of the Federal Ministry of Finance;

  . Acceptance of the prohibition of the disposal of shares by the issuer and existing shareholders for at least six months after the admission of shares to the Neuer Markt;

  . Recruitment of at least two sponsors to promote liquidity ("Designated
    Sponsor");

  . The issuer should have been in existence as an enterprise for at least three years;

  . Equity should amount to no less than EUR 1.5 million;

  . Only ordinary shares eligible for collective custody may be issued when the company is initially admitted;

  . The volume of shares to be issued should amount to no less than EUR 5.0 million;

  . At least 50 % of the issuing total to be placed must derive from a capital increase against cash contributions;

  . Minimum free float after listing 25%.

   To enhance transparency, issuers are required to prepare their annual financial statements in both German and English in compliance with IAS (International Accounting Standards) or US-GAAP (US-Generally Accepted Accounting Standards). Reconciliation accounts between national accounting standards and IAS or US-GAAP are acceptable. An exemption from this admission requirement may be granted by Deutsche Borse AG on request for the fiscal year in which the issuer's shares are admitted to the Neuer Markt. The issuer must also satisfy the following additional requirements:

  . Preparation of quarterly reports;

  . Publication of annual financial statements no later than three months
    (non-recurrent exception possible), and publication of quarterly reports no later than two months after the relevant closing date;

  . The interim report on the fourth quarter is replaced by the annual report;

  . Presentations to analysts at least once a year;

  . Publication of an annual corporate calendar specifying all important dates for that fiscal year.

   Trading on the Neuer Markt takes place at the Frankfurt Stock Exchange every working day between 8.30 and 17.00. The Neuer Markt trading model combines a central order book with sponsors, who provide liquidity. The Designated Sponsor act as market makers during trading hours. Their duties include:

  . Continuous provision of firm bid and ask prices;

  . Limitation of the bid/ask spread to max. 5%;

  . Continuous absorption of excess market positions not reflected in price fixing;

  . Immediate execution of customer orders;

  . Regular analysis of the issuer from a capital market viewpoint;

  . Advice to the issuer to ensure ad hoc disclosures and provide continuous information coverage for investors.

   As a rule, the shares listed on the Frankfurt Stock Exchange are traded at general auctions, but trading is also permitted on the dealers' inter-Bank market. Prices are fixed through open outcry by independent brokers, who themselves are members of the Stock Exchange but may not trade with the public. The prices of actively traded shares are continuously quoted during trading hours. From April 1, 1998, the minimum number of shares for continuous trading on the Neuer Markt is 1 share. A single cash price is established for all shares around the middle of each trading day. Transactions are settled on the second working day after the trade day. A number of Neuer Markt shares were also traded in XETRA ("Exchange Electronic Trading") from the start of the switchover to the XETRA trading system at the end of November 1997. All trading on the Neuer Markt was moved to the new XETRA Release 3 on October 12, 1998.

                        SHARES ELIGIBLE FOR FUTURE SALE

   The shares sold in the offering will be freely tradable without restrictions or further registration under the 1933 Act, except for any shares purchased by an affiliate of COPE, which will be subject to the limitations of Rule 144 under the 1933 Act.

   Upon completion of the offering, based on shares outstanding on June 25, 1999 and without giving effect to the exercise of the overallotment option, COPE will have outstanding 3,995,751 shares of common stock. Approximately 1,154,881 shares will be tradable without restriction or further registration under the 1933 Act by persons other than "affiliates" of COPE, including shares which will be eligible for immediate sale in the public market without restriction pursuant to Rule 144(k) under the 1933 Act. As of the closing of this offering, the remaining approximately 2,840,870 shares of common stock will be "restricted securities" (as defined in Rule 144 under the 1933 Act), and may be sold under Rule 144 subject to the holding period, volume limitations and other restrictions under Rule 144. Approximately 2,840,870 of such shares of common stock are subject to lock-up agreements under which the holders of such shares have agreed with the representative of the underwriters not to sell or otherwise dispose of any of such shares for a period of up to one year following the date of this Prospectus, subject to certain limited exceptions.

   Prior to the offering, there has only been a limited market for the common stock in the United States and Germany and no predictions can be made about the effect, if any, that market sales of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, common stock in the public market may have an adverse effect on the price of the common stock.

                                 LEGAL MATTERS

   Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for COPE by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Hale & Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

   ATAG Ernst & Young Ltd., Badenerstrasse 47, CH-8004, Zurich, Switzerland, independent auditors, have audited our consolidated financial statements at December 31, 1998, 1997 and 1996 and for each of the three years ended December 31, 1998 as set forth in their report. We have included our financial statements in the Prospectus and elsewhere in the registration statement in reliance on ATAG Ernst & Young Ltd.'s report, given on their authority as experts in accounting and auditing.

   Prior to the COPE Reorganization in August 1998, COPE's independent auditors for the fiscal years ended June 30, 1998 and 1997 were Raimondo Pettit Group (formerly Raimondo Pettit & Glassman) 21515 Hawthorne Boulevard, Suite 1250, Torrance, California 90503. On March 18, 1999, the Board of Directors approved the appointment of ATAG Ernst & Young Ltd., who had been the independent auditors for COPE Holding AG for the fiscal years ended December 31, 1997, 1996 and 1995.

   Raimondo Pettit Group's report on COPE, Inc.'s financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles, except that the firm's report for the fiscal year ended June 30, 1997 financial statements included an explanatory paragraph relating to substantial doubt existing about COPE's ability to continue as a going concern. The Company has had no disagreements with Raimondo Pettit Group during the past two years and the subsequent interim period preceding such dismissal on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Raimondo Pettit Group, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

                             AVAILABLE INFORMATION

   COPE is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). COPE's reports, proxy statements and other information filed pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Moreover, all the documents relating to COPE that are referred to in this Prospectus may be inspected during normal business hours at the registered offices of Norddeutsche Landesbank Girozendrale, Georgsplatz 1, 30159 Hannover, Germany.

   COPE has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. Copies of the Registration Statement and the exhibits are on file with the Commission and may be obtained from the Commission's Web site or upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                         INDEX TO FINANCIAL STATEMENTS

   The following Financial Statements and Independent Auditors' Report thereon are included herein on the pages indicated:

                                                                           Page
                                                                           ----
Report of Independent Auditors............................................  F-2
Audited Financial Statements
  Consolidated Balance Sheets as of December 31, 1998, 1997 and 1996......  F-3
  Consolidated Statements of Income for the years ended December 31, 1998,
   1997 and 1996..........................................................  F-4
  Consolidated Statements of Cash Flows for the years ended December 31,
   1998, 1997 and 1996....................................................  F-5
  Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1998, 1997 and 1996.................................  F-6
  Notes to the Consolidated Financial Statements..........................  F-7
Unaudited Interim Condensed Financial Statements
  Condensed Consolidated Balance Sheets as of March 31, 1999.............. F-19
  Condensed Consolidated Statements of Income for the three month periods ended March 31, 1999 and 1998.......................................... F-20
  Condensed Consolidated Statements of Cash Flows for the three month periods ended March 31, 1999 and 1998.................................. F-21
  Notes to Condensed Consolidated Financial Statements.................... F-22

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of COPE, Inc.

   We have audited the accompanying consolidated balance sheets of COPE, Inc. as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of COPE, Inc. at December 31, 1998, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in the U.S.

                                          ATAG Ernst & Young Ltd.

                                 Kevin McCabe             Yves Vontobel
                                 Chartered Accountant     Certified Accountant

Zurich, Switzerland
March 26, 1999
  except as to Note 18 for which
  the date is April 19, 1999

                                   COPE, INC.

                          CONSOLIDATED BALANCE SHEETS
                           (Amounts in U.S. Dollars)

                                                      December 31,
                                            ----------------------------------
                                               1998        1997        1996
                                            ----------- ----------  ----------
              ASSETS
              ------
Current assets
Cash and cash equivalents..........         $ 1,303,114 $  678,936  $  262,047
Trade accounts receivable (net of
 provision of $0, $0, and
 $38,519)..........................           5,418,777  3,622,485   2,226,227
Inventories (net of provision of
 $89,445, $0 and $0)...............           2,433,790  1,383,191     981,941
Other current assets............... Note 5      450,013    318,182     171,647
                                            ----------- ----------  ----------
    Total current assets...........           9,605,694  6,002,794   3,641,862
                                            ----------- ----------  ----------
Property, plant and equipment,
 net............................... Note 6      751,235    570,475     267,627
Loans receivable...................             662,050    394,406           0
Goodwill (net of amortization of
 $59,855, $0 and $0)............... Note 4      777,714          0       9,736
Intangible assets..................             249,459    125,631      51,064
Deferred income taxes.............. Note 11     592,495    309,652     131,110
                                            ----------- ----------  ----------
                                              3,032,953  1,400,164     459,537
                                            ----------- ----------  ----------
    Total assets...................         $12,638,647 $7,402,958  $4,101,399
                                            =========== ==========  ==========
   LIABILITIES AND SHAREHOLDERS'
              EQUITY
   -----------------------------
Current liabilities
Short-term borrowings.............. Note 8  $ 2,385,303 $  661,982  $  172,066
Trade accounts payable.............           5,650,422  3,027,118   2,116,029
Amounts due to related parties.....                   0     97,984     190,048
Customer advances..................             216,558    704,915           0
Other current liabilities.......... Note 10     802,384    389,639     395,029
Current income taxes payable.......             179,012     49,349      36,989
Deferred income taxes.............. Note 11     216,352    211,046     186,032
                                            ----------- ----------  ----------
    Total current liabilities......           9,450,031  5,142,033   3,096,193
                                            ----------- ----------  ----------
Commitments and contingent
 liabilities....................... Note 15
Minority interest..................                   0          0         178
Shareholders' equity
Share capital:
  Common stock, $0.001 par value
  Authorized shares 30,000,000
  (2,862,000 in 1997, 2,700,000 in
  1996)
  Issued and outstanding shares
  3,152,861 (2,862,000 in 1997,
  2,700,000 in 1996)...............               3,153      2,862       2,700
Additional paid in capital.........             506,031    767,785      73,636
Accumulated other comprehensive
 income............................
  Cumulative translation
   adjustment......................              31,852   (145,731)    (74,420)
Retained earnings..................           2,647,580  1,636,009   1,003,112
                                            ----------- ----------  ----------
    Total shareholders' equity.....           3,188,616  2,260,925   1,005,028
                                            ----------- ----------  ----------
    Total liabilities and
     shareholders' equity..........         $12,638,647 $7,402,958  $4,101,399
                                            =========== ==========  ==========

              See notes to the consolidated financials statements

                                   COPE, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 For the Years December 31, 1998, 1997 and 1996
                (Amounts in U.S. Dollars, except share amounts)

                                            1998          1997         1996
                                        ------------  ------------  -----------
Net Revenue
Sales of solutions....................  $ 25,411,976  $ 16,605,175  $11,834,701
Sales of services.....................     3,647,174     1,310,996      680,422
                                        ------------  ------------  -----------
Total revenue.........................    29,059,150    17,916,171   12,515,123
Cost of sales.........................   (20,281,131)  (12,817,738)  (8,829,711)
                                        ------------  ------------  -----------
Gross profit..........................     8,778,019     5,098,433    3,685,412
                                        ------------  ------------  -----------
Operating expenses
  Selling, general and administrative
   expenses...........................    (6,992,971)   (4,205,093)  (2,394,693)
  Consultancy expenses................      (292,689)     (131,723)    (540,347)
  Depreciation and amortization.......      (399,940)     (220,363)    (340,145)
                                        ------------  ------------  -----------
Total operating expenses..............    (7,685,600)   (4,557,179)  (3,275,185)
                                        ------------  ------------  -----------
Operating income......................     1,092,419       541,254      410,227
Other income (expense):
  Interest expense....................      (127,028)      (76,197)     (63,940)
  Interest income.....................        26,698           704        2,791
  Other...............................        30,786          (270)      (3,069)
  Foreign exchange gain...............         3,326        38,716       12,408
                                        ------------  ------------  -----------
                                             (66,218)      (37,047)     (51,810)
                                        ------------  ------------  -----------
Earnings before minority interests and
 taxes................................     1,026,201       504,207      358,417
Minority interests....................             0             0          696
Current income taxes..................      (158,141)      (34,076)     (42,775)
Deferred income taxes.................       143,511       162,766         (515)
                                        ------------  ------------  -----------
Net income............................  $  1,011,571  $    632,897  $   315,823
                                        ============  ============  ===========
Basic earnings per share..............  $       0.34  $       0.23  $      0.12
Diluted earnings per share............  $       0.34  $       0.23  $      0.12
Weighted average shares outstanding...     2,936,589     2,740,833    2,700,000
Dilutive effect of stock options......        12,120             0            0
                                        ------------  ------------  -----------
Diluted average shares outstanding....     2,948,709     2,740,833    2,700,000
                                        ------------  ------------  -----------


              See notes to the consolidated financials statements

                                   COPE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1998, 1997 and 1996
                           (Amounts in U.S. Dollars)

                                              1998         1997        1996
                                           -----------  -----------  ---------
Cash flow provided by operating
 activities
Net income...............................  $ 1,011,571  $   632,897  $ 315,823
Adjustment to reconcile net income to net
 cash provided by operating activities
  Depreciation...........................      224,375      220,363    262,155
  Amortization...........................      175,565            0          0
  Deferred income taxes..................     (143,511)    (162,766)       515
  Gain on disposal of fixed assets.......       (2,284)           0      2,697
  Minority interest share in negative
   equity absorbed by parent.............            0            0       (696)
Effects of changes in operating assets
 and liabilities excluding effects of
 business acquired
  Accounts receivable....................    1,050,835   (1,530,889)  (872,870)
  Inventories............................      144,251     (488,492)  (176,839)
  Other current assets...................      160,857     (226,326)   (73,195)
  Accounts payable.......................   (2,009,336)     736,413  1,269,952
  Customer advances......................            0      704,915          0
  Other current liabilities..............      112,986      404,820    (68,910)
                                           -----------  -----------  ---------
Net cash flow provided by operating
 activities..............................      725,309      290,935    658,632
Cash flow used in investing activities
  Purchase of property, plant and
   equipment.............................     (370,208)    (585,881)  (229,210)
  Loans receivables......................      (38,216)    (394,406)         0
  Purchase of intangible assets..........            0      (80,138)    (6,998)
  Proceeds from sale of property, plant
   and equipment.........................        5,249        4,653      9,778
  Acquisition of business/net of cash
   acquired..............................     (187,322)           0     (3,865)
                                           -----------  -----------  ---------
Net cash flow used in investing
 activities..............................     (590,497)  (1,055,772)  (230,295)
Cash flow provided by financing
 activities
  Issuance of capital stock..............      152,320      694,311          0
  Increase (decrease) of short term
   borrowings............................      648,515      502,770   (293,085)
  COPE reorganization....................     (371,112)           0          0
                                           -----------  -----------  ---------
Net cash flow provided (used) by
 financing activities....................      429,723    1,197,081   (293,085)
Effect of exchange rate changes on cash..       59,643      (15,355)   (34,477)
Net increase of cash and cash
 equivalents.............................      624,178      416,889    100,775
Cash and cash equivalents at beginning of
 the period..............................      678,936      262,047    161,272
                                           -----------  -----------  ---------
Cash and cash equivalents at end of the
 period..................................  $ 1,303,114  $   678,936  $ 262,047
                                           ===========  ===========  =========
Supplemental cash flow disclosure
  Interest paid..........................  $   127,028  $    76,197  $  63,940
  Income taxes paid......................       32,478       22,643     13,525

                                   COPE, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     As of December 31, 1998, 1997 and 1996
                (Amounts in U.S. Dollars, except share amounts)

                                                                       Accumulated other     Total
                           Number    Share    Additional     Retained    comprehensive   shareholders'
                          of shares capital paid in capital  earnings       income          equity
                          --------- ------- --------------- ---------- ----------------- -------------
Balance at January 1,
 1996, as restated (1)..  2,700,000 $2,700     $  73,636    $  687,289     $  94,652      $  858,277
Net income..............                                       315,823                       315,823
Foreign currency
 translation
 adjustments............                                                    (169,072)       (169,072)
                                                                                          ----------
Total other
 comprehensive income...                                                                     146,751
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1996...................  2,700,000  2,700        73,636     1,003,112       (74,420)      1,005,028
                          --------- ------     ---------    ----------     ---------      ----------
Net income..............                                       632,897                       632,897
Foreign currency
 translation
 adjustments............                                                     (71,311)        (71,311)
                                                                                          ----------
Total other
 comprehensive income...                                                                     561,586
                                                                                          ----------
Issuance of share
 capital................    162,000    162       694,149                                     694,311
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1997...................  2,862,000  2,862       767,785     1,636,009      (145,731)      2,260,925
                          --------- ------     ---------    ----------     ---------      ----------
Net income..............                                     1,011,571                     1,011,571
Foreign currency
 translation
 adjustments............                                                     177,583         177,583
                                                                                          ----------
Total other
 comprehensive income...                                                                   1,189,154
                                                                                          ----------
COPE Reorganization.....    270,654    271      (414,054)                                   (413,783)
Issuance of share
 capital................     20,207     20       152,300                                     152,320
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1998...................  3,152,861 $3,153     $ 506,031    $2,647,580     $  31,852      $3,188,616
                          --------- ------     ---------    ----------     ---------      ----------

--------
(1) Share capital and additional paid in capital have been retroactively restated to give effect to the COPE Reorganization (see Note 2 to the consolidated financial statements)

                                   COPE, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

Note 1--Basis of Presentation

   The accompanying consolidated financial statements present the consolidated operations of COPE, Inc., a Delaware corporation formerly known as Harrier, Inc., and its wholly-owned subsidiaries (collectively hereinafter referred to as the "Company"). The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

Nature of Operations

   COPE Inc. is a Swiss-based provider of data storage consulting, services and solutions. With its main corporate offices located in Rotkreuz, Switzerland, this Delaware corporation also conducts business in Germany and Austria.

Note 2--Reorganization

   On September 11, 1998, the shareholders of the Company approved a series of transactions (referred to as the "COPE Reorganization") undertaken pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998 ("Reorganization Agreement") by and among the Company, COPE Holding AG, a Swiss corporation and the shareholders of COPE Holding AG ("COPE Shareholders"), as described below.

   On September 11, 1998, the Company filed a Certificate of Amendment to its Certificate of Incorporation in order to change its name from Harrier, Inc. to COPE, Inc. and to affect a 1 for 58 reverse split of its outstanding common stock. As a result of the reverse split, the shares of common stock of the Company outstanding immediately prior to the COPE Reorganization were reduced to approximately 270,654 shares.

   Pursuant to the Reorganization Agreement, on September 25, 1998, the Company issued 2,862,000 shares (post-split) of its common stock in exchange for all of the outstanding capital shares of COPE Holding AG. At the completion of the COPE Reorganization, the Company had approximately 3,132,634 shares (post-split) of its common stock outstanding, approximately 91.4% of which were held by the former COPE shareholders.

   Also on September 25, 1998, and immediately prior to the Company's issuance of 2,862,000 shares (post-split) of its common stock in exchange for all of the outstanding capital shares of COPE Holding AG, the Company consummated the transactions under that certain Common Stock Purchase Agreement dated September 11, 1998 between the Company and New Capital Investment Fund, a Cayman Islands Investment Fund ("NCIF"), and that a certain Assignment and Assumption Agreement dated September 11, 1998 between the Company and Glycosyn Pharmaceuticals, Inc., a Delaware corporation ("Glycosyn") (collectively, the "Glycosyn Agreements"). Pursuant to the terms of the Glycosyn Agreements, NCIF purchased from the Company 2,850,000 shares of the common stock of the Company's subsidiary, Glycosyn, in consideration of NCIF's cancellation of all of the indebtedness owed to it by the Company ($610,167 as of March 31, 1998), and (ii) Glycosyn acquired all of the assets and assumed all of the liabilities of the Company as they existed immediately prior to the consummation of the COPE Reorganization on September 25, 1998.

   Since the COPE Shareholders owned approximately 91.4% of the outstanding shares of the common stock of the Company after giving effect to the COPE Reorganization, COPE Holding AG was deemed the accounting acquirer and the Company's acquisition of COPE Holding AG has been accounted for as a reverse merger under the purchase method. Accordingly, from an accounting standpoint, COPE's equity is carried forward as the equity of the combined entity. COPE Holding AG is assumed to have acquired the Company and therefore the assets and liabilities of the Company as they existed immediately prior to the consummation

                                   COPE, INC.

of the COPE Reorganization, after giving effect to the consummation of the transactions under the Glycosyn Agreements, have been recorded at fair value as required by the purchase method. This adjustment reflects the elimination of the Company's equity and accumulated deficit.

   Prior to the COPE Reorganization, COPE Holding AG had 1,060 shares of capital stock issued and outstanding. As a result of the COPE Reorganization, the COPE Shareholders were issued 2,862,000 shares of the Company's common stock in exchange for all of the outstanding capital shares of COPE Holding AG. In effect, for accounting purposes, the COPE Shareholders received a 2,700 to 1 split of their shares since COPE Holding AG was deemed to be the accounting acquirer. Shareholders' equity and earnings per share amounts have been retroactively restated for the equivalent number of shares received by COPE Holding AG as a result of the COPE Reorganization. Differences between the par value of capital stock of COPE Holding AG outstanding prior to the COPE Reorganization and the par value of the Company's common stock subsequent to completion of the COPE Reorganization have been recorded against paid-in capital.

   On October 1, 1998, the Company determined that it would change its fiscal year end from June 30 to December 31, the fiscal year end of COPE Holding AG.

Note 3--Summary of Significant Accounting Policies

Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of COPE, Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Significant Estimates

   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates.

Revenue Recognition

   Consulting revenue is recognized at the time of delivery of the service.

   Revenue from the sale of hardware and related software is recognized at the time of acceptance by the customer, generally after installation at a customer's site. Revenue from certain customer-installable products is recognized at the time of shipment.

   End users of equipment sold by the Company generally contract with the Company for equipment service and software support, which includes normal maintenance and repair or replacement of product components. Revenue from these service and support contracts is recognized ratably over the term of the contract and the cost associated with these activities is expensed as incurred.

Warranty

   Product warranty is provided by the original equipment manufacturer. The Company only warrants the services provided. Costs associated with post-installation warranty obligations are estimated and accrued at the time of revenue recognition, if significant.

                                   COPE, INC.

Customer Advances

   Customer advances include advance payments on contracts in progress at year end. These amounts will be recognized as income after acceptance by the customers.

Cash and Cash Equivalents

   Cash and cash equivalents include cash deposited in demand deposits at banks and highly liquid investments with original maturities of three months or less.

Inventories

   Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Inventories consist of finished products held for resale.

Property, Plant and Equipment

   Property, plant and equipment are carried at cost and are generally depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives utilized for this purpose are:

       Machinery and equipment...................                      3-5 years
       Leasehold improvements.................... 10 years or shorter lease term

Goodwill

   Goodwill represents the cost in excess of net assets acquired on business acquisitions and is amortized on a straight-line basis over seven years. The Company periodically evaluates the realizability of the carrying value of goodwill by assessing current conditions and estimates of future cash flows.

Impairment of Long-lived Assets

   The Company reviews long-lived assets and certain identifiable intangibles to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Where the undiscounted cash flows is less than the carrying amount of the asset, the asset is written down to its net realizable value measured on the basis of discounted expected cash flows.

Intangible Assets

   Intangible assets are carried at cost and are generally depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives utilized for this purpose are:

       Licenses....................................................... 3-5 years
       Startup costs for business operations..........................   5 years
       Trademarks.....................................................   5 years

Foreign Currencies

   The financial statements of each of the Company's subsidiaries are measured in the currency in which that entity primarily conducts its business (the functional currency). The functional currency of all the Company's non-United States subsidiaries is the applicable local currency.

                                   COPE, INC.

   Assets and liabilities denominated in foreign functional currencies are translated into United States dollars ("USD" or "$") at the exchange rate as of the balance sheet date. Income statement accounts denominated in foreign functional currencies are translated using the average exchange rate for the period. Translation adjustments resulting from this process are recorded as a component of other comprehensive income and are accumulated in a separate component of shareholders' equity.

   Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income.

   A certain amount of the Company's purchases are settled in USD and the Company enters into forward exchange contracts for the purchase of USD. Since there are no firm purchase commitments, such exchange contracts do not qualify as a hedge under FAS 52 and, accordingly, the gains or losses are included in the income statement in the period in which the exchange rates change occurred.

Income Taxes

   The Company accounts for certain income and expense items differently for financial reporting purposes than for tax purposes. Provisions for deferred taxes are made in recognition of such temporary differences, following the requirements of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

Other Comprehensive Income

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which requires presentation of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholders' Equity. The adoption of SFAS No. 130 had no impact on net income or total shareholders' equity. Prior year financial statements have been reclassified to conform to the SFAS No. 130 requirements.

Earnings per Share

   In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average shares outstanding. The computation of diluted earnings per share is similar to basic earnings per share except that it assumes that the weighted average shares outstanding is increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price. Weighted average shares have been retroactively restated for the equivalent number of shares received by COPE Holding AG as a result of the COPE Reorganization (See
Note 2).

Derivatives and Hedging Activities

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

                                   COPE, INC.

Reclassifications

   Certain prior year amounts have been reclassified in order to conform to the current year presentation.

Note 4--Business Acquisition

   On June 25, 1998, COPE Holding AG acquired all of the capital shares of Forum GmbH ("Forum"), a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting. Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $837,569 and has been recorded as goodwill, which is being amortized on a straight line basis over seven years. The acquisition was financed through available cash on hand and short term borrowings.

   The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company as if the acquisition had taken place on January 1, 1996.

                                                  Year ended December 31,
                                            -----------------------------------
                                               1998        1997        1996
                                            ----------- ----------- -----------
     Revenues.............................. $36,744,704 $28,321,655 $23,307,767
     Net income............................   1,023,002     422,595     174,826
     Basic earnings per share..............        0.35        0.15        0.06
     Diluted earnings per share............        0.35        0.15        0.06

   These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on January 1, 1996, or which may result in the future.

Note 5--Other Current Assets

   Other current assets consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
     Deferred costs................................. $      0 $138,821 $      0
     Prepaid expenses...............................  358,170  108,398   95,392
     Value Added Taxes..............................   37,977   43,485   55,799
     Other..........................................   53,866   27,478   20,456
                                                     -------- -------- --------
       Total other current assets................... $450,013 $318,182 $171,647
                                                     ======== ======== ========

Note 6--Property, Plant and Equipment

   Property, plant and equipment consist of the following:

                                                      December 31,
                                             ---------------------------------
                                                1998        1997       1996
                                             ----------  ----------  ---------
     Leasehold improvements................  $  210,529  $   35,347  $  35,347
     Machinery and equipment...............   1,402,887   1,138,946    715,735
     Accumulated depreciation..............    (862,181)   (603,818)  (483,455)
                                             ----------  ----------  ---------
       Total property, plant and equipment,
        net................................  $  751,235  $  570,475  $ 267,627
                                             ==========  ==========  =========

                                   COPE, INC.

Note 7--Loans Receivable

   Loans receivable bear interest at market rates ranging from 5.0% to 6.5%. Approximately $ 26,000 and $39,000 of the balance is due from employees as of December 31, 1998 and 1997, respectively. No amounts were due from employees as of December 31, 1996.

Note 8--Short-term Borrowings

   As of December 31, 1998, the Company had established short-term overdraft facilities under which the Company and its subsidiaries could borrow up to $2,812,083. Amounts drawn down under these facilities are due on demand and collateralized by accounts receivable of the Company and life insurance policies on the major shareholders, Mr. A. Knapp and Mr. S. Isenschmid, for $342,700 each.

   Amounts outstanding at December 31, 1998, 1997 and 1996 total $2,385,303, $661,982 and $172,066, respectively. As of December 31, 1998, the Company had approximately $426,780 available under these facilities. The weighted average interest rate on amounts outstanding was 5.0%, 7.0% and 7.4% at December 31, 1998, 1997 and 1996, respectively. Interest paid for the years ending December 31, 1998, 1997 and 1996, amounted to $127,028, $76,197 and $63,940, respectively.

Note 9--Pension Plans

   Substantially all of the Company's employees are covered by government pension plans administered by the respective countries' governmental authorities. The employees' contributions are based on a percentage of gross salary. The Company generally contributes an amount equal to that contributed by the employees. The cost of these plans, charged to operations, for the years ended December 31, 1998, 1997 and 1996 was $446,528, $226,904 and $148,257,
respectively. The Company provides no additional pension or post-retirement benefits.

Note 10--Other Current Liabilities

   Other current liabilities consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
   Value Added Taxes................................ $363,297 $ 87,691 $171,396
   Legal, professional and other fees...............   61,140   67,190   48,148
   Personnel and social security expenses...........  314,138  176,170  125,897
   Other............................................   63,809   58,588   49,588
                                                     -------- -------- --------
                                                     $802,384 $389,639 $395,029
                                                     ======== ======== ========

Note 11--Income Taxes

   Pretax income for the years ended December 31, 1998, 1997 and 1996 was taxed in the following jurisdictions:

                                                  Years ended December 31,
                                                -------------------------------
                                                   1998       1997       1996
                                                ----------  ---------  --------
   Switzerland................................. $1,242,682  $ 994,782  $401,093
   Other.......................................   (216,481)  (490,575)  (42,676)
                                                ----------  ---------  --------
                                                $1,026,201  $ 504,207  $358,417
                                                ==========  =========  ========

                                  COPE, INC.

   Components of the provision for income taxes are as follows:

                                                    Years ended December 31,
                                                   -----------------------------
                                                     1998       1997      1996
                                                   ---------  ---------  -------
   Current:
     Switzerland.................................. $ 154,113  $  34,688  $36,453
     Other........................................     4,028       (612)   6,322
                                                   ---------  ---------  -------
   Total current..................................   158,141     34,076   42,775
                                                   ---------  ---------  -------
   Deferred:
     Switzerland..................................    (6,973)    39,074      515
     Other........................................  (136,538)  (201,840)       0
                                                   ---------  ---------  -------
   Total deferred.................................  (143,511)  (162,766)     515
                                                   ---------  ---------  -------
                                                   $  14,630  $(128,690) $43,290
                                                   =========  =========  =======

   The Company has net deferred tax assets (liabilities) as of December 31, 1998, 1997 and 1996 as follows:

                                                      December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
   Non-current deferred tax assets:
     Net operating losses.................... $ 592,495  $ 309,652  $ 131,110
                                              ---------  ---------  ---------
                                                592,495    309,652    131,110
                                              ---------  ---------  ---------
   Deferred tax liabilities:
     Inventories.............................  (100,265)   (94,629)  (102,270)
     Trade accounts receivable...............   (23,529)   (22,207)   (12,800)
     Deductible provisions eliminated on
      consolidation..........................   (69,029)   (65,150)   (67,486)
     Warranty accrual........................   (23,529)   (18,814)         0
     Other...................................         0    (10,246)    (3,476)
                                              ---------  ---------  ---------
                                               (216,352)  (211,046)  (186,032)
                                              ---------  ---------  ---------
   Net deferred tax assets................... $ 376,143  $  98,606  $ (54,922)
                                              =========  =========  =========

   Management believes it is more likely than not that all deferred tax assets are realizable.

   A reconciliation of income taxes determined using the applicable rate to actual income taxes provided, is as follows:

                                                  Years ended December 31,
                                                 ----------------------------
                                                   1998      1997      1996
                                                 --------  ---------  -------
   Income tax expense at the applicable rate of
    5.59% (-5.23% in 1997; 9.23% in 1996)....... $ 57,391  $ (26,374) $33,083
   Tax rate change on opening deferred taxes....  (18,021)   (65,400)       0
   Release of overprovision in prior year.......        0    (13,833)       0
   Permanent differences........................  (34,684)   (25,091)   6,997
   Losses with no tax benefit...................    9,326          0        0
   Other........................................      618      2,008    3,210
                                                 --------  ---------  -------
                                                 $ 14,630  $(128,690) $43,290
                                                 ========  =========  =======

                                   COPE, INC.

   The applicable tax rate is obtained by aggregating the separate reconciliations prepared using the domestic rate in each individual jurisdiction in which the Company operates. The negative applicable rate obtained in 1997 results from losses incurred in jurisdictions with high domestic tax rates. In 1998, fewer net losses were incurred in such jurisdictions.

   At December 31, 1998, the Company had German and Austrian net loss carryforwards for tax purposes of approximately $ 955,441 and $ 237,160 respectively. Under applicable German and Austrian tax laws, the net operating losses can be carried forward for an indefinite period of time.

Note 12--Stock Options and Stock Purchase Warrants

   During 1998, the Company adopted the 1998 Stock Option Plan ("1998 Plan") provides for the granting of either incentive stock options or non-qualified stock options to employees, officers, directors, consultants and independent contractors of the Company. Under the 1998 Plan, the Company is authorized to grant a maximum of 400,000 stock options for terms of up to ten years (five years in the case of incentive stock options granted to greater than 10% stockholders). Options are subject to forfeiture upon termination of employment or other relationship with the Company and the 1998 Plan terminates in August 2008. During 1998, options to purchase 167,500 shares of the Company's common stock were issued to employees and non-employee directors of the Company, all of which remain outstanding as of December 31, 1998.

   Summary information about the Company's stock options outstanding as of December 31, 1998:

                                             Weighted    Weighted             Weighted
                                             Average     Average              Average
                                Options   Remaining Life Exercise   Options   Exercise
   Range of exercise prices   Outstanding    in Years     Price   Exercisable  Price
   ------------------------   ----------- -------------- -------- ----------- --------
    $ 8.40-$ 8.50..........      59,500        1.44       $ 8.40      --         --
    $13.00-$15.00..........     108,000        5.01        13.46      --         --
                                -------        ----       ------      ---       ---
    $ 8.40-$15.00..........     167,500        3.74       $11.66      --         --
                                -------        ----       ------      ---       ---

   The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock options. All options outstanding were granted at prices which were above market price as of the date of grant and, accordingly, no compensation expense has been recognized. Had compensation expense for the Company's stock-based compensation plans been determined consistent with SFAS 123 "Accounting for Stock-Based Compensation", the impact on the Company's net earnings and earnings per share would have been as follows:

                                                                    Years ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Net income as reported........................................  $1,011,571
     Pro forma net income..........................................     948,934
     Basic earnings per share:
       As reported.................................................  $     0.34
       Pro forma...................................................        0.32
     Diluted earnings per share:
       As reported.................................................  $     0.34
       Pro forma...................................................        0.32

   The pro forma results reflect amortization of the fair value of stock options over the vesting period. The weighted average fair value of options granted in 1998 was $5.44. The fair value of each option grant was

                                   COPE, INC.

estimated on the date of grant using a Black-Scholes option pricing model, assuming a dividend yield of 0% for all years, a weighted average risk free interest rate of 4.7% and a volatility factor of 60% to 75%.

   Additionally, as of December 31, 1998, there were 29,793 stock purchase warrants outstanding which were exercisable at $7.54 per share. The warrants expire from April 1 to October 14, 2000.

Note 13--Related Party Transactions

   Adrian Knapp, Chairman of the Board of Directors, has been an employee of the Company since July 1, 1997. For the year ended December 31, 1998 and the six months from July to December 31, 1997, he earned a salary of $ 108,787 and $53,461, respectively. Prior to July 1, 1997, his services were charged to the Company by Adrian Knapp Consulting, a sole proprietorship owned by Mr. Knapp. Mr. Knapp is a major shareholder, holding approximately 41.1% of the issued share capital.

   Mr. Isenschmid, Chief Executive Officer of the Company, has been an employee of the Company since July 1, 1997. For the year ended December 31, 1998 and the six months from July to December 31 1997, he earned a salary of $ 135,983 and $53,461, respectively. Prior to July 1, 1997, his services were charged to the Company by STI Marketing- und Organisationsberatung, a sole proprietorship owned by Mr. Isenschmid. Mr. Isenschmid is a major shareholder, holding approximately 41.1% of the issued share capital.

   As of December 31, 1998, 1997 and 1996, the financial statements included the following balances due from (to) related parties:

                                                           December 31,
                                                     -------------------------
                                                     1998   1997       1996
                                                     ---- ---------  ---------
     A. Knapp....................................... $ 0  $(118,874) $(148,635)
     S. Isenschmid..................................   0     20,890    (41,413)
                                                     ---  ---------  ---------
     Net amount due to related parties.............. $ 0  $ (97,984) $(190,048)
                                                     ===  =========  =========

Note 14--Leases

   The Company has operating leases primarily for office space and equipment which expire at various dates through the year 2002 with, in some instances, renewal privileges. Certain leases provide for escalation of the rentals based on the increase in the consumer price index and base mortgage rates. Operating lease costs are charged to income as incurred.

   The minimum annual rental commitments under long-term non-cancelable operating leases as of December 31, 1998, were as follows:

                                                                         1998
                                                                       --------
     1999............................................................. $188,648
     2000.............................................................  159,038
     2001.............................................................  144,983
     2002.............................................................   86,202
                                                                       --------
     Total future minimum lease payments.............................. $578,871
                                                                       ========

   Total rent expense for operating leases was approximately $168,970, $120,484 and $133,333 for the years ended December 31, 1998, 1997 and 1996, respectively.

                                   COPE, INC.

Note 15--Commitments and Contingent Liabilities

   Management is not aware of any matters that could give rise to any liability to the Company that would have a material adverse effect on the Company's business, financial condition or results of operations.

Note 16--Segment and Geographic Data

   In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which superceded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not effect results of operations or financial position, but did effect the disclosure of segment information.

   Management, via country managing directors, controls operations on a geographic basis with subsidiaries located in Switzerland, Germany and Austria and uses earnings before interest and taxes as its measure of segment profit or loss. Each geographic area's operations comprise the following products and services: (1) Solutions which consist of the design, implementation and management of storage and security solutions including the sale of related software and hardware; and (2) Services which consist of consulting, training and integration services including operations and maintenance support. The enterprise-wide disclosures regarding products and services are contained in the income statement.

   Information concerning the Company's reportable segments is summarized as follows by location of operations (Intercompany sales are generally at purchase cost):

                                             Years ended December 31,
                                        -------------------------------------
                                           1998         1997         1996
                                        -----------  -----------  -----------
     Total revenue:
       Switzerland..................... $15,391,521  $12,133,274  $10,635,512
       Germany.........................  11,997,975    4,759,643      937,026
       Austria.........................   1,768,674    1,182,198    1,342,177
       Other...........................           0      692,076    1,394,105
                                        -----------  -----------  -----------
                                         29,158,170   18,767,191   14,308,820
                                        -----------  -----------  -----------
     Sales between geographic areas:
       Switzerland.....................     (37,743)    (182,757)    (448,179)
       Germany.........................     (31,974)     (76,220)     (12,120)
       Austria.........................     (29,303)     (49,789)     (23,779)
       Other...........................           0     (542,254)  (1,309,619)
                                        -----------  -----------  -----------
                                            (99,020)    (851,020)  (1,793,697)
                                        -----------  -----------  -----------
     Total revenue from external
      customers:
       Switzerland.....................  15,353,778   11,950,517   10,187,333
       Germany.........................  11,966,001    4,683,423      924,906
       Austria.........................   1,739,371    1,132,409    1,318,398
       Other...........................           0      149,822       84,486
                                        -----------  -----------  -----------
                                        $29,059,150  $17,916,171  $12,515,123
                                        ===========  ===========  ===========

                                   COPE, INC.

                                                Years ended December 31,
                                            -----------------------------------
                                               1998         1997        1996
                                            -----------  ----------  ----------
     Depreciation and amortization
       Switzerland......................... $   289,685  $  182,937  $  232,906
       Germany.............................      91,124      31,579      97,802
       Austria.............................      19,131       5,847       9,437
       Other...............................           0           0           0
                                            -----------  ----------  ----------
                                            $   399,940  $  220,363  $  340,145
                                            ===========  ==========  ==========
     Earnings before interest and taxes
       Switzerland......................... $ 1,290,792  $1,036,864  $  506,198
       Germany.............................    (184,280)   (346,364)    (14,675)
       Austria.............................      47,447    (117,797)    (67,216)
       Other...............................     (27,428)      6,997      (4,741)
                                            -----------  ----------  ----------
                                            $ 1,126,531  $  579,700  $  419,566
                                            ===========  ==========  ==========
     Total Assets:
       Switzerland......................... $ 5,681,247  $5,493,536  $3,219,598
       Germany.............................   5,722,295   1,544,735     332,213
       Austria.............................   1,125,184     364,687     447,053
       Other...............................     109,921           0     102,535
                                            -----------  ----------  ----------
                                            $12,638,647  $7,402,958  $4,101,399
                                            ===========  ==========  ==========

Note 17--Financial Instruments

Fair Value

   The carrying value of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable approximate their fair value due to the short-term maturities of these instruments.

Concentration of Credit Risks

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is principally denominated in Swiss Francs and is maintained principally with one financial institution in Switzerland. The Company provides credit in its normal course of business to a wide variety of customers and, generally, requires no collateral from its customers. The allowance for non-collection of accounts receivable ($0 in 1998, 1997 and 1996) is based upon management's expectations of collectibility. In the years ended December 31, 1998, 1997 and 1996, sales to the five biggest customers of the Company amounted to 36%, 29% and 29% of consolidated net sales, respectively. Sales to one customer accounted for 14%, 11% and 11% of consolidated sales in the years ended December 31, 1998, 1997 and 1996, respectively. The Company performs ongoing credit evaluations of its customers.

   The Company enters into forward exchange contracts for significant U.S. Dollar purchase transactions. At December 31, 1998, no such contracts were open. At December 31, 1997, seven forward exchange contracts were open with settlement dates from January to June 1998. At December 31, 1996, one forward exchange contract was open which had a March 1997 settlement date.

                                   COPE, INC.

Note 18--Subsequent Event

   On April 19, 1999, COPE acquired Hicomp Software Systems GmbH ("Hicomp"), a German software company, in a stock transaction accounted for as a pooling-of-interest. COPE issued 420,000 new shares in exchange for all outstanding Hicomp shares. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility.

                                   COPE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           (Amounts in U.S. Dollars)
                                  (Unaudited)

                                                                     March 31,
                                                                       1999
                                                                    -----------
                              ASSETS
                              ------
Current assets
  Cash and cash equivalents........................................ $   600,864
  Trade accounts receivable........................................   6,141,256
  Inventories (net of provision of $82,344 and $89,455)............   1,951,918
  Other current assets.............................................     638,043
                                                                    -----------
      Total current assets.........................................   9,332,081
Property, plant and equipment, net.................................     834,699
Loans receivable...................................................     923,655
Goodwill (net of amortization of $88,559 and $59,855)..............     688,448
Intangible assets..................................................     296,393
Deferred income taxes..............................................     512,371
                                                                    -----------
      Total assets................................................. $12,587,647
                                                                    ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------
Current liabilities
  Short-term borrowings............................................ $ 1,901,584
  Trade accounts payable...........................................   6,332,450
  Customer advances................................................     304,295
  Other current liabilities........................................     523,907
  Current income taxes payable.....................................     142,380
  Deferred income taxes............................................     200,079
                                                                    -----------
      Total current liabilities....................................   9,404,695
                                                                    -----------
Commitments and contingent liabilities.............................           0
Shareholders' equity
  Share capital:
  Common stock $0.001 par value
   Authorized shares 30,000,000
   Issued and outstanding shares 3,152,861.........................       3,153
  Additional paid in capital.......................................     506,031
  Accumulated other comprehensive income
    Cumulative translation adjustment..............................    (134,892)
  Retained earnings................................................   2,808,660
                                                                    -----------
      Total shareholders' equity...................................   3,182,952
                                                                    -----------
      Total liabilities and shareholders' equity................... $12,587,647
                                                                    ===========

     See accompanying notes to condensed consolidated financial statements

                                   COPE, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Amounts in U.S. Dollars except share amounts)

           For the three month periods ended March 31, 1999 and 1998
                                  (Unaudited)

                                                         Three month periods
                                                                ended
                                                       ------------------------
                                                        March 31,    March 31,
                                                          1999         1998
                                                       -----------  -----------
Net Revenue
  Sales of solutions.................................. $ 7,255,307  $ 4,145,487
  Sales of services...................................   1,282,607      495,348
                                                       -----------  -----------
Total revenue.........................................   8,537,914    4,640,835
Cost of sales.........................................  (5,673,756)  (3,167,524)
                                                       -----------  -----------
Gross profit..........................................   2,864,158    1,473,311
                                                       -----------  -----------
Operating expenses
  Selling, general and administrative expenses........  (2,437,519)  (1,213,242)
  Consultancy expenses................................     (59,290)     (67,787)
  Depreciation and amortization.......................    (119,466)    (116,056)
                                                       -----------  -----------
Total operating expenses..............................  (2,616,275)  (1,397,085)

  Operating income....................................     247,883       76,226

Other income (expense):
  Interest expense....................................     (64,667)     (13,058)
  Interest income.....................................      38,276            0
  Other...............................................      (3,513)       1,145
                                                       -----------  -----------
                                                           (29,904)     (11,913)
                                                       -----------  -----------
Earnings before taxes.................................     217,979       64,313

Current income taxes..................................     (20,964)     (47,297)
Deferred income taxes.................................     (35,935)      84,749
                                                       -----------  -----------
                                                           (56,899)      37,452
                                                       -----------  -----------
Net income............................................ $   161,080  $   101,765
                                                       ===========  ===========

Basic earnings per share.............................. $     0.051  $     0.036
Diluted earnings per share............................ $     0.049  $     0.036

Weighted average shares outstanding...................   3,152,861    2,862,000
Dilutive effect of stock options......................     163,382            0
                                                       -----------  -----------
Diluted average shares outstanding....................   3,316,243    2,862,000
                                                       ===========  ===========

     See accompanying notes to condensed consolidated financial statements

                                   COPE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Amounts in U.S. Dollars)

           For the three month periods ended March 31, 1999 and 1998
                                  (Unaudited)

                                                       Three month periods
                                                              ended
                                                      -----------------------
                                                       March 31,   March 31,
                                                         1999         1998
                                                      -----------  ----------
Cash flow provided by operating activities:
  Net income......................................... $   161,080  $  101,765
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation.......................................      83,868      53,052
  Amortization.......................................      35,598      63,004
  Deferred income taxes..............................      35,935     (84,749)
Effects of changes in operating assets and
 liabilities
  Accounts receivable................................   1,125,873   1,236,466
  Inventories........................................    (310,917)    119,639
  Other current assets...............................     230,872     (81,264)
  Accounts payable...................................  (1,201,913)   (459,174)
  Customer advances..................................    (108,242)   (543,317)
  Other current liabilities..........................     226,964     (60,394)
                                                      -----------  ----------
Net cash flow provided by operating activities.......     279,118     345,028
                                                      -----------  ----------
Cash flow used in investing activities
  Purchase of property, plant and equipment..........    (229,512)   (171,716)
  Loans receivables..................................    (322,984)   (267,785)
  Purchase of intangible assets......................     (68,361)          0
                                                      -----------  ----------
Net cash flow used in investing activities...........    (620,857)   (439,501)
Cash flow used in financing activities:
  Decrease of short term borrowings..................    (304,301)   (145,010)
                                                      -----------  ----------
Net cash flow used in financing activities...........    (304,301)   (145,010)
Effect of exchange rate changes on cash..............     (56,210)     22,072
Net decrease of cash and cash equivalents............    (702,250)   (217,411)
Cash and cash equivalents at beginning of the
 period..............................................   1,303,114     678,936
                                                      -----------  ----------
Cash and cash equivalents at end of the period....... $   600,864  $  461,525
                                                      ===========  ==========
Supplemental cash flow disclosure
  Interest paid...................................... $    59,879  $   12,485
  Income taxes paid..................................      22,145       1,141

       See accompanying notes to condensed consolidated financial statements

                                   COPE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  As of March 31, 1999 and for the three month
                     periods ended March 31, 1999 and 1998

Note 1--Basis of Presentation

   These condensed consolidated financial statements of COPE, Inc., a Delaware corporation (the "Company"), do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report Form 10-KSB for the year ended December 31, 1998. In the opinion of management, the financial information set forth in the accompanying condensed consolidated financial statements reflects all adjustments necessary for a fair statement of the periods reported, and all such adjustments were of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Note 2--Earnings Per Share

   In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average shares outstanding. The computation of diluted earnings per share is similar to basic earnings per share except that it assumes that the weighted average shares outstanding is increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price. Weighted average shares have been retroactively restated for the equivalent number of shares received by the COPE Shareholders as a result of the COPE Reorganization.

Note 3--Business Acquisition

   On June 25, 1998, COPE GmbH, a wholly-owned subsidiary of COPE Holding AG, acquired all of the capital shares of Forum GmbH ("Forum"), a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting. Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $863,546 and has been recorded as goodwill, which is being amortized on a straight line basis over seven years. The acquisition was financed through available cash on hand and short term borrowings.

Note 4--Common Stock and Stock Option Plan

   During 1998, the Company adopted the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of either incentive stock options or non-qualified stock options to employees, officers, directors, consultants and independent contractors of the Company. Under the 1998 Plan, the Company is authorized to grant a maximum of 400,000 stock options for terms of up to ten years (five years in the case of incentive stock options granted to greater than 10% stockholders). Options are subject to forfeiture upon termination of employment or other relationship with the Company and the 1998 Plan terminates in August 2008.

   In January 1999, the Company granted to employees options to purchase 129,900 shares of the Company's common stock at exercise prices ranging from $20.00 to $50.00 per share. The options vest in installments commencing in 2000. On April 30, 1999, the company issued 22,390 shares of common stock upon exercise of outstanding common stock purchase options.

                                   COPE, INC.

Note 5--Segment and Geographic Data

   In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which superceded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not effect results of operations or financial position, but did effect the disclosure of segment information.

   Management, via country managing directors, controls operations on a geographic basis with subsidiaries located in Switzerland, Germany and Austria and uses earnings before interest and taxes as its measure of segment profit or loss. Each geographic area's operations comprise the following products and services: (1) Solutions which consist of the design, implementation and management of storage and security solutions including the sale of related software and hardware; and (2) Services which consist of consulting, training and integration services including operations and maintenance support. The enterprise-wide disclosures regarding products and services are contained in the income statement.

   Information concerning the Company's reportable segments is summarized as follows by location of operations (Intercompany sales are generally at purchase cost):

                                                          Three Months ended
                                                              March 31,
                                                        -----------------------
                                                           1999         1998
                                                        -----------  ----------
Total revenue:
  Switzerland.......................................... $ 3,262,701  $3,892,360
  Germany..............................................   4,680,720     588,717
  Austria..............................................     594,493     236,986
                                                        -----------  ----------
                                                          8,537,914   4,718,063
                                                        -----------  ----------
Sales between geographic areas:
  Switzerland.......................................... $         0  $   54,501
  Germany..............................................           0      12,875
  Austria..............................................           0       9,852
                                                        -----------  ----------
                                                                  0      77,228
                                                        -----------  ----------
Total revenue from external customers:
  Switzerland.......................................... $ 3,262,701  $3,837,859
  Germany..............................................   4,680,720     575,842
  Austria..............................................     594,493     227,134
                                                        -----------  ----------
                                                        $ 8,537,914  $4,640,835
                                                        ===========  ==========
Depreciation and amortization:
  Switzerland.......................................... $    69,308  $  111,487
  Germany..............................................      37,129         593
  Austria..............................................      13,029       3,976
                                                        -----------  ----------
                                                          $ 119,466  $  116,056
                                                        ===========  ==========
Operating income
  Switzerland.......................................... $   181,847  $  284,280
  Germany..............................................     127,817    (128,662)
  Austria..............................................     (24,812)    (79,392)
  Other................................................     (36,969)          0
                                                        -----------  ----------
                                                          $ 247,883  $   76,226
                                                        ===========  ==========

                                   COPE, INC.

                                                                March 31,
                                                         -----------------------
                                                             1999        1998
                                                         ------------ ----------
Total Assets:
  Switzerland........................................... $  5,644,145 $4,361,220
  Germany...............................................    5,580,932    993,888
  Austria...............................................    1,171,244    451,802
  Other.................................................      191,326          0
                                                         ------------ ----------
                                                         $ 12,587,647 $5,806,910
                                                         ============ ==========

Note 6--Subsequent Events

   On April 19, 1999, the Company acquired Hicomp Software Systems GmbH (Hicomp), a German software company, in a stock transaction accounted for as a pooling-of-interest. The Company issued 420,000 shares in exchange for all outstanding Hicomp shares. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
Market for Common Stock and Related Stockholder Matters..................  14
Dividend Policy..........................................................  14
Use of Proceeds..........................................................  15
Dilution.................................................................  16
Capitalization...........................................................  17
The Company..............................................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  19
Business of COPE.........................................................  25
Management...............................................................  32
Principal Stockholders and Beneficial Ownership of Management............  36
Description of Securities................................................  37
Anti-Takeover Provisions.................................................  38
Book-Entry-Only Issuance of Common Stock Trading on German Stock
 Exchanges...............................................................  40
Taxation.................................................................  40
Underwriters.............................................................  45
Internet Subscriptions...................................................  46
The Neuer Markt..........................................................  46
Shares Eligible for Future Sale..........................................  48
Legal Matters............................................................  48
Experts..................................................................  48
Available Information....................................................  49
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                600,000 Shares

                                  COPE, INC.

                                 Common Stock

                                ---------------

                                  PROSPECTUS

                                ---------------


                     Norddeutsche Landesbank Girozentrale
                           Trinkaus & Burkhardt KGaA
                           BANK JULIUS BAR & CO. AG

                                        , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    [Alternate Pages for German Prospectus]

                              Offering Prospectus

                                      for

                    400,000 par value shares of common stock
                    with a par value per share of USD 0.001
                   - deliverable through book-entry transfer
      of the Certificates deposited with DTC for credit to DBC's account -

   from the capital increase for cash resolved by the meeting of the Board of
                          Directors on 22nd June 1999

                                      and

                    200,000 par value shares of common stock
                    with a par value per share of USD 0.001
                   - deliverable through book-entry transfer
      of the Certificates deposited with DTC for credit to DBC's account -

             taken from the shareholdings of existing shareholders

                                      and
                                     up to

                    100,000 par value shares of common stock
                    with a par value per share of USD 0.001
                   - deliverable through book-entry transfer
      of the Certificates deposited with DTC for credit to DBC's account -

             taken from the shareholdings of existing shareholders
      in view of the greenshoe option granted to Norddeutsche Landesbank--
                                  Girozentrale

           each carrying full dividend rights as from the fiscal year from 1st January 1999 through 31st December 1999
                        Securities Code Number 876 954 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                       of

                                   COPE, Inc.
                           Wilmington, Delaware, USA
             (incorporated under the laws of the State of Delaware)
                                      and

                                 Company Report

                    for an admission to the Geregelter Markt
                             and to trading on the
                                  Neuer Markt
                        of the Frankfurt Stock Exchange

                                       of

                   3,595,751 par value shares of common stock
                    with a par value per share of USD 0.001

                                  USD 3,596.-

                                      and

                    400,000 par value shares of common stock with a par value per share of USD 0.001

                                   USD 400.-

   from the capital increase for cash resolved by the meeting of the Board of
                          Directors on 22nd June 1999

           each carrying full dividend rights as from the fiscal year from 1st January 1999 through 31st December 1999
                        Securities Code Number 876 954 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                      and
                                     up to

                    400,000 par value shares of common stock with a par value per share of USD 0.001

                                   USD 400.-

  in view of the option rights granted or to be granted in connection with the
                               Stock Option Plan
                     into par value shares of common stock
    carrying full dividend rights for the fiscal year in which the option is exercised

                                       of

                                   COPE, Inc.
                           Wilmington, Delaware, USA
             (incorporated under the laws of the State of Delaware)

                           On the basis of the above

                                 Company Report

                                      the

                   3,595,751 par value shares of common stock
                    with a par value per share of USD 0.001

                                      and

                    400,000 par value shares of common stock with a par value per share of USD 0.001 each carrying full dividend rights as from the fiscal year from 1st January 1999 through 31st December 1999
                        Securities Code Number 876 954 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                      and
                                     up to
                    400,000 par value shares of common stock
                    with a par value per share of USD 0.001

  in view of the option rights granted or to be granted in connection with the
                               Stock Option Plan
                     into par value shares of common stock
    carrying full dividend rights for the fiscal year in which the option is exercised

                                       of

                                   Cope, Inc.
                           Wilmington, Delaware, USA

                   have been admitted to the Geregelten Markt
                              with trading on the
                                  Neuer Markt
                        of the Frankfurt Stock Exchange

         Frankfurt am Main, Hannover, Dusseldorf and Zurich, July 1999

                            Norddeutsche Landesbank
                                  Girozentrale

   Trinkaus & Burkhardt KGaA                            Bank Julius Bar & Co. AG

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Delaware Statutes

   Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

   "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

   (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation

   The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers--Bylaws" below).

Bylaws

   The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

   "7.1 Authorization For Indemnification. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

   7.2 Advance of Expenses. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made,
(a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

   7.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

   7.4 Non-exclusivity. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements

   The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors pursuant to written indemnity agreements.

Item 25. Other Expenses of Issuance and Distribution.

   The following table sets forth estimated expenses incurred by COPE in connection with the issuance and distribution of the Shares being registered. All such expenses are estimated except for the SEC registration fee.

   SEC registration fee..................................................
   NASDAQ National Market System Listing Fee.............................
   Neuer Markt Listing Fee...............................................
   Printing expenses.....................................................
   Fees and expenses of counsel for the Company..........................
   Fees and expenses of accountants for Company..........................
   Miscellaneous.........................................................
     *Total..............................................................

Item 26. Recent Sales of Unregistered Securities.

   A. From March 1996 to May 1996, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 3,643 shares of common stock to three individuals for the gross proceeds of $147,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   B. In April 1996, the Company issued 604 shares of common stock to one individual in consideration of consulting services valued at $12,250 rendered on behalf of the Company. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   C. From April 1997 to May 1997, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 34,500 shares of common stock for the gross proceeds of $10,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   D. In September 1997, the Company issued a total of 2,242 shares of common stock to two individuals in consideration of consulting services valued at $19,500 rendered on behalf of the Company. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   E. From October 1997 to November 1997, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 20,701 shares of common stock to seven individuals for the gross proceeds of $120,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   F. From February 1998 to March 1998, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 6,900 shares of common stock for the gross proceeds of $40,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   G. In August 1998, the Company granted to 39 of its employees options to purchase an aggregate of 59,300 shares of common stock at an exercise price of $8.40 per share. The options vest in four installments commencing on March 1, 1999, March 1, 2000, March 1, 2001 and March 1, 2005. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   H. In September 1998, pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998, the holders of all of the issued and outstanding capital stock of COPE Holding AG transferred those shares to the Company in exchange for the Company's issuance of 2,862,000 shares of its common stock. Of these shares, 270,000 shares were issued pursuant to a Registration Statement on Form S-4 and the balance of 2,592,000 shares were issued to the two co-founders of COPE Holding AG pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   I. In the fourth quarter of 1998, the Company issued 20,207 shares of common stock upon the exercise of outstanding common stock purchase warrants. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   J. In November 1998, the Company granted to its officers and directors options to purchase a total of 108,200 shares of common stock at exercise prices ranging from $8.50 to $15.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   K. In January 1999, the Company granted to its employees options to purchase an aggregate of 129,900 shares of common stock at exercise prices ranging from $20.00 to $50.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   L. In April, 1999, the Company issued 420,000 shares of common stock to one individual in exchange for all of the issued and outstanding shares of Hicomp GmbH. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   M. In April 1999, the Company issued 22,390 shares of common stock to its employees upon the exercise of outstanding common stock options. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

 Exhibit
   No.                                Description
 -------                              -----------
  1.1    Form of Underwriting Agreement(18)

  2.1    Amended and Restated Securities Purchase Agreement and Plan of
          Reorganization dated July 24, 1998 between the Registrant and COPE
          AG(14)

  2.2 Common Stock Purchase Agreement dated September 11, 1998 between the registrant and New Capital Investment Fund.(15)

  3.1    Articles of Incorporation(1)

  3.2    Certificate of Amendment dated September 11, 1998 to Certificate of
          Incorporation(15)

  3.3    Certificate of Correction dated September 15, 1998 to Certificate of
          Amendment of Certificate of Incorporation(15)

  3(ii)  Bylaws(1)

  5.1 Opinion of Oppenheimer Wolff & Donnelly LLP regarding legality of the securities being issued

 10.1    Agreement with Licensia Export Trading Co. dated December 12, 1986(2)

 10.2    Agreement with Erich Klemke dated June 6, 1988(3)

 10.3 Amendment to agreement with European Investment and Equity Trading dated March 30, 1989(5)

 10.4    Distribution agreement with Mobal AG, dated January 17, 1989(4)

 10.5    1989 Stock Option and Stock Award Plan(1)


 Exhibit
   No.                                 Description
 -------                               -----------
 10.6    Warrant Agreement dated as of November 13, 1989 among Harrier, Inc.
          ASFAG AG and Martin S. Wohnlich(5)

 10.7    Agreement dated November 10, 1989 between Tibech AG and Bioptron AG(5)

 10.8    Agreement dated February 7, 1990 between Tibech AG and Bioptron AG(5)

 10.9    Sales Agreement for HDC AG stock between Dr. Carl Odermatt and the
          Company(5)

 10.10 Distribution Agreement with Planeta, dated September 1, 1991 (with accompanying unofficial translation).(6)

 10.11   Univ. of Michigan Agreement dated October 17, 1992.(10)

 10.12   Univ. of Michigan Agreement dated March 18, 1992.(10)

 10.13   Sale of Assets Agreement by and between the Registrant and a German
          Investor(8)

 10.14 Agreement to Dissolve Joint Research and Development Project by and between the Registrant and Tecno-Bio CO., Ltd.(9)

 10.15 Purchase and License Agreement of HDC AG by and between the Registrant and Tecno-Bio CO., Ltd. T(9)

 10.16   Harrier, Inc./American Diagnostica Inc. R&D Joint Venture
          Agreement(11)

 10.17   Loan Agreement between New Capital Investment Fund and Harrier,
          Inc.(12)

 10.18   Asset Transfer and Plan of Liquidation and Dissolution dated June 30,
          1997 between the Registrant, Naturade, Inc. and DermaRay, LLC.(13)

 10.19   Securities Purchase Agreement and Plan of Reorganization dated October
          30, 1997 between Registrant and COPE AG.(13)

 10.20   Agreement dated October 30, 1997 between Registrant and New Concept
          Therapeutics, Inc.(13)

 10.21   Agreement dated September 25, 1998 between Registrant, COPE Holding
          AG, and New Capital Investment Fund.(17)

 10.22   Common Stock Purchase Agreement dated September 11, 1998 between
          Registrant and New Capital Investment Fund.(17)

 10.23   Assumption and Assignment Agreement dated September 11, 1998 between
          Registrant and Glycosyn Pharmaceuticals, Inc.(17)

 10.24   Indemnification Agreement dated September 28, 1998 by New Capital
          AG(17)

 10.25   Sale and Transfer of Business Shares (Forum GmbH) dated July 25, 1998 between COPE GmbH and Peter Doelling(17)

 10.26 Sale and Transfer of Business Shares (HICOMP Software Systems GmbH) dated December 21, 1998 between Registrant and Uwe Hinrichs(17)

 16.1    Letter dated March 19, 1999 from Raimondo Pettit Group.(16)

 21.1    Subsidiaries of the Company(6)

 23.1    Consent of ATAG Ernst & Young Ltd., Independent Auditors.

 23.2    Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

--------
 (1) Filed as an exhibit to Proxy Statement dated May 14, 1990, filed on May 16, 1990 (File No 1-9925), incorporated herein by reference.

 (2) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1987, filed on March 18, 1988 (File No 1-9925), incorporated by reference.

 (3) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1988, filed on November 3, 1988 (File No 1-9925), incorporated herein by reference.

 (4) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1989, filed on October 13, 1989 (File No 1-9925), incorporated herein by reference.

 (5) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1990, filed on October 13, 1990 (File No 1-9925), incorporated herein by reference.

 (6) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1991, filed on October 13, 1991 (File No 1-9925), incorporated herein by reference.

 (7) Filed as an exhibit to Report on Form 8-K dated July 27, 1990,, filed on September 6, 1990 (File No 1-9925), incorporated herein by reference.

 (8) Filed as an exhibit to Report on Form 8-K dated July 10, 1992, filed on July 31, 1992 (File No 1-9925), incorporated herein by reference.

 (9) Filed as an exhibit to Report on Form 8-K dated August 1, 1992, filed on August 26, 1992 (File No 1-9925), incorporated herein by reference.

(10) Filed as an exhibit to Report on form 10-K for the year-ended June 30, 1992, filed on October 24, 1992 (File No. 1-9925), incorporated herein by reference.

(11) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1993, filed on November 25, 1993 (File No. 1-9925), incorporated herein by reference.

(12) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1996, filed on December 3, 1996 (File No. 1-9925), incorporated herein by reference.

(13) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1997, filed on December 10, 1997 (File No. 1-9925), incorporated herein by reference.

(14) Filed as an exhibit to Registrant's Proxy Statement/Prospectus dated August 20, 1998 made part of the Registrant's Form S-4 Registration Statement (File No. 33-53223), incorporated herein by reference.

(15) Filed as an exhibit to Report on Form 8-K dated September 25, 1998, filed on October 13, 1998 (File No 1-9925), incorporated herein by reference.

(16) Filed as an exhibit to Report on Form 8-K dated March 18, 1999, filed on March 24, 1999 (File No 1-9925), incorporated herein by reference.

(17) Filed as an exhibit to Report on Form 10-KSB for the year ended December 31, 1998, filed on May 7, 1999 (File No. 1-9925) incorporated herein by reference.

(18) To be filed by amendment.

Item 28. Undertakings.

   (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rotkreuz, Switzerland, on June 30, 1999.

                                          COPE, INC.

                                                    /s/ Adrian Knapp
                                          By: _________________________________
                                                        Adrian Knapp
                                               Chairman of the Board and Vice
                                                          President
                                               (principal executive officer)

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

             Signature                           Title                  Date
             ---------                           -----                  ----

        /s/ Adrian Knapp             Chairman of the Board and     June 30, 1999
____________________________________  Vice President (principal
            Adrian Knapp              executive officer)

     /s/ Stephan Isenschmid          President and Chief           June 30, 1999
____________________________________  Executive Officer and
         Stephan Isenschmid           Director

      /s/ Markus Bernhard            Chief Financial Officer       June 30, 1999
____________________________________  (principal financial and
          Markus Bernhard             accounting officer)
       /s/ Markus Stalder            Director                      June 30, 1999
____________________________________
           Markus Stalder

         /s/ Peter Koch              Director                      June 30, 1999
____________________________________
             Peter Koch

        /s/ Kevin DeVito             Director                      June 30, 1999
____________________________________
            Kevin DeVito
